                                                                     Exhibit 2.1




                                                                  EXECUTION COPY



                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               SIGNAL CORPORATION,

                                   ROGER MODY

                                       AND

                                   LORI MODY,

                                   AS SELLERS,

                                       AND

                              VERIDIAN CORPORATION

                                  AS PURCHASER








                           DATED AS OF AUGUST 12, 2002

                                TABLE OF CONTENTS


                                    ARTICLE 1
            PURCHASE AND SALE OF OWNERSHIP INTERESTS; PURCHASE PRICE;
                                     CLOSING

1.1      Agreement to Purchase and Sell..........................................................1
1.2      Consideration...........................................................................2
1.3      Adjustments to the Purchase Price.......................................................3
1.4      Time and Place of Closing...............................................................3

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

2.1      General Statement.......................................................................3
2.2      Corporate...............................................................................3
2.3      Financial...............................................................................5
2.4      Taxes...................................................................................8
2.5      Conduct of Business....................................................................10
2.6      Contracts..............................................................................11
2.7      Employees..............................................................................14
2.8      Litigation and Claims..................................................................18
2.9      Environmental Matters..................................................................19
2.10     Intellectual Property..................................................................21
2.11     Real Estate............................................................................23
2.12     Government Contracts...................................................................23
2.13     Securities Laws Matters................................................................26
2.14     Personal Property and Other Matters....................................................27

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1      General Statement......................................................................28
3.2      Organization and Qualification.........................................................29
3.3      Authority; Non-Contravention; Approvals................................................29
3.4      Litigation.............................................................................30
3.5      No Purchaser Stockholders' Approval Required...........................................30
3.6      Fees...................................................................................30
3.7      Investment Intent......................................................................30
3.8      SEC Statements, Reports and Documents..................................................31

                                    ARTICLE 4
                          CONDUCT PRIOR TO THE CLOSING

4.1      General................................................................................31
4.2      Sellers' Obligations...................................................................31
4.3      Joint Obligations......................................................................34
4.4      Competing Transactions.................................................................34
4.5      Deliveries of Information; Consultations...............................................35
4.6      Amendment of Disclosure Schedules......................................................36

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

5.1      Conditions to Sellers' Obligations.....................................................36
5.2      Conditions to Purchaser's Obligations..................................................37

                                    ARTICLE 6
                                     CLOSING

6.1      Form of Documents......................................................................38
6.2      Purchaser's Deliveries.................................................................38
6.3      Sellers' Deliveries....................................................................39

                                    ARTICLE 7
                             POST-CLOSING AGREEMENTS

7.1      Post-Closing Agreements................................................................40
7.2      Inspection of Records..................................................................40
7.3      Third Party Claims.....................................................................40
7.4      Non-Competition; Non-Solicitation; Confidentiality.....................................41
7.5      Letter of Credit.......................................................................42
7.6      Further Assurances.....................................................................42

                                    ARTICLE 8
                                 INDEMNIFICATION

8.1      General................................................................................42
8.2      Certain Definitions....................................................................42
8.3      Sellers' Indemnification Obligations...................................................43
8.4      Limitations on Sellers' Indemnification Obligations....................................43
8.5      Purchaser's Indemnification Covenants..................................................44
8.6      Cooperation............................................................................45
8.7      Subrogation............................................................................45
8.8      Third Party Claims other than Taxes....................................................46
8.9      Claims Involving Taxes.................................................................46
8.10     Characterization of Indemnity Payments.................................................47
8.11     Exclusive Remedy.......................................................................47

                                    ARTICLE 9
                              EFFECT OF TERMINATION

9.1      General................................................................................47
9.2      Right to Terminate.....................................................................47
9.3      Certain Effects of Termination.........................................................48
9.4      Remedies...............................................................................48
9.5      Right to Damages.......................................................................48

                                   ARTICLE 10
                                   TAX MATTERS

10.1     Tax Periods Ending On or Before the Closing Date.......................................49
10.2     Tax Periods Beginning Before and Ending After the Closing Date.........................49
10.3     Cooperation on Tax Matters.............................................................50

10.4     Tax Sharing Agreements.................................................................50
10.5     Section 338(h)(10) Election............................................................51

                                   ARTICLE 11
                                   DEFINITIONS

11.1     Index of Definitions...................................................................52
11.2     Other Definitions......................................................................53

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1     Publicity..............................................................................56
12.2     Notices................................................................................57
12.3     Expenses...............................................................................58
12.4     Entire Agreement.......................................................................58
12.5     Non-Waiver.............................................................................58
12.6     Counterparts...........................................................................58
12.7     Severability...........................................................................58
12.8     Applicable Law.........................................................................59
12.9     Binding Effect; Benefit................................................................59
12.10    Assignability..........................................................................59
12.11    Amendments.............................................................................59
12.12    Headings...............................................................................59

         Schedules

         Exhibits

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of August 12, 2002, by and among VERIDIAN Corporation, a Delaware corporation ("Purchaser"), Roger Mody, an individual resident in Virginia, and Lori Mody, an individual resident in Virginia (collectively, the "Sellers") and, for the purposes set forth in Section 1.2.3 and Article 4, SIGNAL Corporation, a Virginia corporation ("SIGNAL"). An index of defined terms is set forth in
Section 11.1 and capitalized terms not elsewhere defined are defined in Section 11.2.

                                 R E C I T A L S

                  WHEREAS, Sellers own all of the outstanding shares of capital stock of SIGNAL, and Roger Mody owns one percent (1%) of the membership interests of SIGNAL Services LLC, a Virginia limited liability company ("SIGNAL LLC" and, together with SIGNAL, collectively, the "SIGNAL Companies" and each a "SIGNAL Company"); and

                  WHEREAS, SIGNAL owns ninety-nine percent (99%) of the membership interests of SIGNAL LLC (the "LLC Interests"); and

                  WHEREAS, the SIGNAL Companies together provide services in the areas of information technology and related services to federal and commercial customers (the "Business"); and

                  WHEREAS, prior to the Closing Date, Roger Mody will sell his membership interest in SIGNAL LLC to SIGNAL; and

                  WHEREAS, Purchaser desires to purchase all of the outstanding shares of capital stock of SIGNAL (the "Shares") from Sellers and Sellers desire to sell the Shares to Purchaser, on the terms and subject to the conditions herein contained.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
            PURCHASE AND SALE OF OWNERSHIP INTERESTS; PURCHASE PRICE;
                                    CLOSING

         1.1      AGREEMENT TO PURCHASE AND SELL.

         On the basis of the representations, warranties, covenants, and agreements, and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing each of the Sellers will sell and transfer to Purchaser, and Purchaser will acquire from each of the Sellers, the Shares, free and clear of all Claims. The total consideration to be paid by Purchaser in connection with the acquisition of the Shares shall be the sum of the payments described in Section 1.2 below (collectively, the "Purchase Price").

         1.2      CONSIDERATION.

         1.2.1 Cash Payments at Closing. A portion of the Purchase Price equal to $187,426,000 less the sum of (i) the total amount due on the Remley Notes as of the Closing Date; (ii) the total amount set forth on Schedule 1.2.4; and (iii) and any adjustment required under Section 1.3 (the "Initial Cash Payment") shall be paid to Sellers at the Closing by wire transfer of immediately available funds to such bank account(s) as Sellers shall designate by written notice delivered to Purchaser not later than five (5) business days prior to the Closing. The Remley Notes shall be prepaid and satisfied in full at the Closing by wire transfer of immediately available funds to such bank account(s) as Sellers shall designate by written notice delivered to Purchaser not later than five (5) business days prior to the Closing.

         1.2.2 Subordinated Notes. A portion of the Purchase Price shall be paid at the Closing by the issuance and delivery of one senior subordinated note to each of the Sellers (the "Notes"), which notes shall have, in the aggregate, a principal amount of $25,000,000 and otherwise be in the form attached as Exhibit A to the form of Note Purchase Agreement attached hereto as Exhibit
1.2.2 (the "Note Agreement"). Sellers acknowledge and agree that the covenants set forth in the Note Agreement are intended to conform substantially to the covenants contained in Credit Facility proposed to be entered into by Purchaser in connection with the transactions contemplated hereby (the "Senior Covenants") except for the numerical amounts that are intended to be less restrictive on Purchaser than those contained in the Credit Facility by 20%. If and to the extent that the proposed Senior Covenants are changed in the final Credit Facility, Sellers agree that the covenants in the Note Agreement will be modified to conform to the Senior Covenants in such final Credit Facility except for the numerical amounts which will be less restrictive on Purchaser than those contained in the Senior Covenants by 20%.

         1.2.3 Officer Bonuses. Sellers, SIGNAL and Purchaser mutually agree that, for the benefit of certain officers of SIGNAL (the "Officers") and in consideration of services previously provided to SIGNAL by such Officers in accordance with the terms of the bonus agreements with such Officers, SIGNAL shall pay the bonus payments totaling $7,574,000 in the aggregate and individually as set forth on Exhibit 1.2.3 (the "Officer Bonus Amounts"), immediately after the Closing. Purchaser agrees to guarantee the satisfaction by SIGNAL of its obligations to pay the Officer Bonus Amounts as set forth in this
Section 1.2.3. Payments of any Officer Bonus Amount shall be in cash, less applicable withholding taxes.

         1.2.4 Transaction Fees. Immediately prior to the Closing, Sellers will provide Schedule 1.2.4 to Purchaser showing the total amount of unpaid legal, accounting and investment banking fees as of the Closing Date incurred by the SIGNAL Companies in connection with the transactions contemplated by this Agreement. Signal shall promptly pay these amounts following the Closing.

         1.2.5 Allocation of Consideration. Sellers shall distribute the Initial Cash Payment and the Notes among themselves in accordance with their respective ownership of the Shares ("Pro Rata Portion"), or as they may otherwise agree, and Purchaser shall have no duty or liability with respect to the distribution of such amounts between Sellers.

         1.3      ADJUSTMENTS TO THE PURCHASE PRICE.

         The Purchase Price will be reduced by the amount by which the total amount of borrowings of the SIGNAL Companies outstanding under the Line of Credit immediately prior to Closing exceeds $5,000,000.

         1.4      TIME AND PLACE OF CLOSING.

         The transactions contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m., at the offices of Andrews & Kurth L.L.P., 1701 Pennsylvania Avenue, N.W., Suite 300, Washington, D.C. 20006-5805, on September 30, 2002 or as soon thereafter as practicable (and in any event within three business days) after the satisfaction or waiver of each of the conditions set forth in Sections 5.1 and 5.2, or on such other date, or at such time or place, as shall be mutually agreed upon by Sellers and Purchaser. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date."

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLERS


         2.1      GENERAL STATEMENT.

         Sellers jointly and severally make the representations and warranties set forth in this Article 2. All such representations and warranties have been made to induce Purchaser to enter into this Agreement, shall survive the Closing in accordance with Article 8 (and none shall merge into any instrument of conveyance) and shall not be limited or otherwise affected by any investigation or lack of investigation by Purchaser. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and warranties of Sellers are initially made as of the date hereof. All representations and warranties of Sellers are made subject to the exceptions noted in the schedule delivered by Sellers to Purchaser concurrently herewith and identified as the "Sellers' Disclosure Schedule." Except for those representations and warranties expressly set forth in this
Article 2, neither Seller makes any representations or warranties, express or implied, at law or in equity, of any kind or nature whatsoever concerning the organization, business, assets, Liabilities and operations of the SIGNAL Companies and any such other representations or warranties are hereby expressly disclaimed in full and for all time.

         2.2      CORPORATE

         2.2.1 The execution and delivery by Sellers of this Agreement and the Transaction Documents to be executed by them, will, assuming the due authorization, execution and delivery thereof by Purchaser, constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights generally and by the availability of injunctive relief, specific performance and other equitable remedies). Sellers have the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents and to perform their obligations under this Agreement and the Transaction Documents.

         2.2.2 Except for the HSR Clearance or as set forth in Section 2.2.2 of Sellers' Disclosure Schedule, no Approval of any Governmental Authority is required for the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

         2.2.3 Except as set forth in Section 2.2.3 of Sellers' Disclosure Schedule, neither the execution and delivery of this Agreement nor the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby will conflict with or result in a Breach of any Restriction or require any waiver, approval or consent of any Person. Excluded from the foregoing are such conflicts or Breaches (other than conflicts or Breaches of any articles of incorporation or association, bylaws or other organizational documents) that, and waivers, approvals or consents the failure of which to obtain, would not, individually or in the aggregate, have a Material Adverse Effect on the SIGNAL Companies taken as a whole.

         2.2.4 Sellers are not a party to any unexpired, undisclosed or undisputed Contract under the terms of which performance by Sellers according to the terms of this Agreement will require any notice to any Person, whether before or after Closing. Excluded from the foregoing are such notices the failure of which to make would not, individually or in the aggregate, have a Material Adverse Effect on the SIGNAL Companies taken as a whole.

         2.2.5 Each SIGNAL Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. All jurisdictions in which the SIGNAL Companies are incorporated or formed are set forth in Section 2.2.5 of Sellers' Disclosure Schedule.

         2.2.6 Each SIGNAL Company is qualified to do business as a foreign entity and is in good standing under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Material Adverse Effect on the SIGNAL Companies taken as a whole. All jurisdictions in which the SIGNAL Companies are qualified as a foreign entity are set forth in
Section 2.2.6 of Sellers' Disclosure Schedule.

         2.2.7 Except for the LLC Interests, no SIGNAL Company owns or has the right to acquire, directly or indirectly, a majority of the voting securities or equity interests of any Person or hold or beneficially own any other direct or indirect interest (whether it be common or preferred stock or any comparable ownership interest in any Person that is not a corporation), or any subscriptions, options, warrants, rights, calls, convertible securities or other agreements or commitments for any interest in any Person.

         2.2.8 True and complete copies of the Articles of Incorporation and all amendments thereto, the bylaws as amended and currently in force, all stock records, and all corporate minute books and records of SIGNAL have been furnished for inspection by Purchaser. Said stock records accurately reflect all stock transactions and the current stock ownership of the stock of SIGNAL. The corporate minute books and records of SIGNAL contain true and complete copies of all resolutions adopted by the shareholders or the board of directors of SIGNAL and any other action formally taken by it as such.

         2.2.9 True and complete copies of the Articles of Organization and all amendments thereto, the limited liability company agreement as amended and currently in force, all membership records, and all minute books and records of SIGNAL LLC have been furnished for inspection by Purchaser. Said membership records accurately reflect all transactions in membership interests and the current ownership of SIGNAL LLC. The minute books and records of SIGNAL LLC contain true and complete copies of all resolutions adopted by the members or the managers of SIGNAL LLC and any other action formally taken by such members or managers.

         2.2.10 The authorized and issued and outstanding capital stock of SIGNAL is set out in Section 2.2.10 of Sellers' Disclosure Schedule. There are no shares of capital stock of SIGNAL of any other class authorized, issued or outstanding. All of the issued and outstanding capital stock of SIGNAL has been duly authorized and is validly issued, fully paid and nonassessable. Sellers own all of the issued and outstanding Shares of SIGNAL, free and clear of all Claims. There are no Claims relating to the issued or unissued capital stock or other securities of SIGNAL or obligating SIGNAL to issue any securities of any kind.

         2.2.11 All outstanding membership interests of SIGNAL LLC are set out in Section 2.2.11 of Sellers' Disclosure Schedule. All of the outstanding membership interests of SIGNAL LLC have been duly authorized. As of the Closing Date, SIGNAL will own one hundred percent (100%) of the outstanding membership interests of SIGNAL LLC, free and clear of all Claims except as set forth in
Section 2.2.11 of Sellers' Disclosure Schedule. There are no Claims relating to the membership interests or other securities of SIGNAL LLC or obligating SIGNAL LLC to issue any securities of any kind.

         2.3      FINANCIAL

         2.3.1 The SIGNAL Companies have made and kept books, accounts and records which, in reasonable detail, accurately and fairly reflect the activities of the SIGNAL Companies.

         2.3.2 Section 2.3.2 of Sellers' Disclosure Schedule contains complete and accurate copies of the audited consolidated balance sheets, statements of income and retained earnings, statements of cash flows and notes to financial statements (together with any supplementary information thereto) of SIGNAL and its consolidated subsidiaries as of and for the years ended December 31, 2001, 2000 and 1999 (the "Audited Financial Statements") and the unaudited consolidated balance sheet, statement of income and statement of cash flows of SIGNAL as of and for the period ended June 30, 2002 (the "Unaudited Financial Statements"). SIGNAL's unaudited consolidated balance sheet as of June 30, 2002 is hereinafter referenced as the "Interim Balance Sheet." The Audited Financial Statements and the Unaudited Financial Statements are hereinafter referred to as the "Financial Statements." The Financial Statements are complete and correct in all material respects and present fairly the consolidated financial position of SIGNAL and its consolidated subsidiaries as of the date thereof and their consolidated results of operations and cash flows for the periods covered by such statements, in accordance with U.S. GAAP, consistently applied; except, with respect to the Unaudited Financial Statements, for (x) the absence of footnote disclosures required by U.S. GAAP and (y) normal recurring year-end adjustments which are not material, individually or in the aggregate. SIGNAL has furnished to Purchaser complete and correct copies of all attorneys' responses to audit inquiry letters and all management letters from the SIGNAL Companies' independent certified public accountants for the last three (3) fiscal years.

         2.3.3 None of the trade receivables and notes receivable which are reflected in the Interim Balance Sheet or which arose subsequent to June 30, 2002 is or was subject to any deduction, counterclaim or set-off. All of such trade receivables arose out of bona fide, arms-length transactions for the sale of goods or performance of services, and all such trade receivables and notes receivable (whether billed or unbilled) are collectible (or have been collected) in the ordinary course of business at the aggregate recorded amounts thereof, less the amount of applicable reserves for doubtful accounts and for allowances and discounts. All such reserves, allowances and discounts were and are adequate and consistent in extent with reserves, allowances and discounts previously maintained by the SIGNAL Companies in the ordinary course of business. The SIGNAL Companies have no outstanding sales on consignment, sales on approval, sales on return or guaranteed sales.

         2.3.4    Neither SIGNAL Company has any Inventory.

         2.3.5 To Sellers' knowledge, on the date of this Agreement, the Funded Customer Backlog of the SIGNAL Companies is not less than the amount specified in Section 2.3.5 of Sellers' Disclosure Schedule. As used in this Agreement, the term "Funded Customer Backlog" means (i) purchase orders or Contracts with the U.S. Government for which the U.S. Government has appropriated funds or (ii) firm commercial purchaser orders or Contracts. The amount of Funded Customer Backlog includes backlog amounts representing approved at-risk work consistent with past practice but not in excess of $8,000,000. Sellers make no representation as to whether such Funded Customer Backlog shall ever result in the recognition of revenue.

         2.3.6    The SIGNAL Companies have no material Liabilities except for:

               (a) Liabilities provided for or reserved against in the Financial Statements;

               (b) Liabilities which have been incurred by either SIGNAL Company subsequent to June 30, 2002 in the ordinary course of such SIGNAL Company's business and consistent with past practice;

               (c) Liabilities under the executory portion of any Contract by which either SIGNAL Company is bound and which was entered into in the ordinary course of such SIGNAL Company's business and consistent with past practice;

               (d) Liabilities under the executory portion of Approvals and Environmental Permits issued to, or entered into by, either SIGNAL Company in the ordinary course of business;

               (e) Liabilities expressly permitted or contemplated by this Agreement (including Liabilities arising as a result of the transactions contemplated by this Agreement); and

               (f) Liabilities disclosed in Section 2.3.6(f) of Sellers' Disclosure Schedule.

         2.3.7 Section 2.3.7 of Sellers' Disclosure Schedule sets forth a true, accurate and complete list and description of all uncompleted Contracts of the SIGNAL Companies as of the date hereof, which, individually, provide for additional payments to the SIGNAL Companies of more than $50,000, and all outstanding bids, including Government Bids, of the SIGNAL Companies as of the date hereof which have not been accepted by customers and which, individually, related to the sale of goods or performance of services for which the SIGNAL Companies are reasonably likely to receive more than $50,000 if such bids are accepted. To Sellers' knowledge, no facts or conditions exist with respect to any such Contract which will result in a loss to a SIGNAL Company in an amount in excess of $50,000. All outstanding bids were made in the ordinary course of business in a manner consistent with past practice. There is no reason known to Sellers to believe the SIGNAL Companies' outstanding bids or prospects for future bids will be adversely affected by the transactions contemplated hereby.

         2.3.8 The SIGNAL Companies have good and marketable title to their respective assets shown on the Interim Balance Sheet, free and clear of any Liens, except for Liens set forth on Section 2.3.8 of Sellers' Disclosure Schedule, Permitted Liens and assets disposed of since June 30, 2002, in the ordinary course of business in a manner consistent with past practice. No unreleased Security Document encumbering any of the SIGNAL Companies' assets has been recorded, filed, executed or delivered.

         2.3.9 Section 2.3.9 of Sellers' Disclosure Schedule contains a true, accurate and complete list and description (including coverages, deductibles and expiration dates) of all insurance policies which are owned by the SIGNAL Companies or which name either of the SIGNAL Companies as an insured (or loss payee), including without limitation those which pertain to the SIGNAL Companies' assets, employees or operations, and the claims history for the past three (3) years under each of such policies. All such insurance policies are in full force and effect and neither SIGNAL Company has received notice of cancellation of any such insurance policies. In the three (3) year period ending on the date hereof, neither SIGNAL Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any change in conditions of insurance that was adverse to the SIGNAL Companies or any refusal to issue an insurance policy or non-renewal of a policy.

         2.3.10 Section 2.3.10 of Sellers' Disclosure Schedule contains a list showing:

               (a) the name of each bank, safe deposit company or other financial institution in which either SIGNAL Company has an account, lock box or safe deposit box;

               (b) the names of all Persons authorized to draw thereon or to have access thereto and the names of all Persons, if any, holding powers of attorney from either SIGNAL Company; and

               (c) all surety bonds, instruments or agreements to which either SIGNAL Company is a party as an endorser, surety or guarantor, other than checks endorsed for collection or deposit in the ordinary course of business.

         2.3.11   Section 2.3.11 of Sellers' Disclosure Schedule describes each:
(i) Contract or other business relationship (excluding employee compensation and other ordinary incidents of employment) between (x) either SIGNAL Company and
(y) any Related Party; (ii) transaction occurring since January 1, 1999 between either SIGNAL Company and any Related Party; and (iii) amount owing by or to any of the Related Parties, respectively, to or from either SIGNAL Company as of the date of this Agreement. No property or interest in any property which is used in the current operations of the SIGNAL Companies is owned by or leased or licensed by or to any Related Party. Prior to the Closing Date, all amounts due and owing to or from either SIGNAL Company by or to any of the Related Parties (excluding the Remley Notes, the Officer Bonus Amounts, employee compensation and other ordinary incidents of employment) shall be paid in full. To Sellers' knowledge, no Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with either SIGNAL Company's respective businesses.

         2.4      TAXES.

         2.4.1 As used in this Agreement, the following terms shall have the following meanings:

               (a) the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, value added, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes or similar government charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes;

               (b) the term "Tax Returns" means all returns, declarations, reports, statements, elections and other documents required to be filed in respect of Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns; and

               (c) the term "Code" means the Internal Revenue Code of 1986, as amended from time to time. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

         2.4.2 Each SIGNAL Company has filed with the appropriate taxing authorities all material Tax Returns required to have been filed by such SIGNAL Company. Each such Tax Return is true, correct and complete in all material respects. All Taxes of Sellers and the SIGNAL Companies that are required to have been paid (whether or not shown on any Tax Return) have been paid in full.
Section 2.4.2 of Sellers' Disclosure Schedule lists with respect to the three preceding taxable periods all Tax Returns not timely filed with the appropriate taxing authorities and all Taxes that have not been timely paid in full.

         2.4.3 Except as provided in Section 2.4.3 of Sellers' Disclosure Schedule, no issues have been raised in writing (and are currently pending) by any taxing authority in connection with any of the SIGNAL Company Tax Returns, and neither Sellers nor any director or officer (or employee responsible for Tax matters) of either SIGNAL Company has knowledge of any such issues based upon personal contact with any agent of any such authority. No waivers of statutes of limitation with respect to the Tax Returns have been given by or requested from either SIGNAL Company. There are no Liens on any of the assets of either SIGNAL Company that arose in connection with any failure (or alleged failure) to pay any Tax (not including Liens for Taxes not yet due). All Tax deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established in the Financial Statements.

         2.4.4 Each SIGNAL Company has complied in all respects with all Applicable Laws relating to the withholding of Taxes and has, within the time and manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to have been withheld and paid over under all Applicable Laws.

         2.4.5 Except as provided in Section 2.4.5 of Sellers' Disclosure Schedule, neither SIGNAL Company is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement for any Tax on or related to income.

         2.4.6 Except as provided in Section 2.4.6 of Sellers' Disclosure Schedule, neither SIGNAL Company has ever been a member of an affiliated group of corporations other than such affiliated group of which SIGNAL is the parent corporation, within the meaning of Section 1504 of the Code, nor had any liability for the Taxes of any Person (other than the SIGNAL Companies) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         2.4.7 Each Seller is a "United States Person" within the meaning of the Code.

         2.4.8 None of the assets of the SIGNAL Companies is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         2.4.9 None of the assets of the SIGNAL Companies is property that such SIGNAL Company is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

         2.4.10 None of the assets of the SIGNAL Companies directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

         2.4.11 The unpaid Taxes of the SIGNAL Companies as of June 30, 2002 do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Interim Balance Sheet.

         2.4.12 SIGNAL, with the requisite consent of its shareholders at the time, has validly elected to be treated as an S corporation under Section 1362 of the Code and under the corresponding provisions of applicable state and local laws where it files income Tax Returns if such election is available and requires separate election apart from election under Section 1362 of the Code, which election was effective for each year of the existence of SIGNAL (and any predecessor thereof). Neither SIGNAL nor any Seller has been notified by the Internal Revenue Service of any termination or revocation, or threat of termination or revocation, of the S election or the status of SIGNAL as an S corporation. SIGNAL has not issued any instrument or obligation, or entered into any agreement, that is treated as a second class of stock pursuant to Treas. Reg. Section 1.1361-1. SIGNAL and its shareholders have filed Tax Returns and reported income in a manner consistent with the status of SIGNAL as an S corporation for each year of the existence of SIGNAL.

         2.4.13 Except for any change in entity classification resulting from actions contemplated or permitted by this Agreement, SIGNAL LLC is and has been since its date of inception properly treated as a partnership, and not as an association taxable as a corporation pursuant to Section 7701(a)(2) of the Code and any corresponding provision of state and local Tax law.

         2.4.14 SIGNAL will have no liability for any Taxes under Section 1374 of the Code (or any similar provision of state or local law) in connection with the deemed sale of assets caused by the Section 338(h)(10) Election (as hereinafter defined) or otherwise. In the past ten (10) years, SIGNAL has not
(i) acquired any assets from another corporation in a transaction in which SIGNAL's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation that is a qualified Subchapter S subsidiary.

         2.5      CONDUCT OF BUSINESS

         2.5.1 Except as expressly contemplated by or permitted herein, or as set forth in Section 2.5.1 of Sellers' Disclosure Schedule, since December 31, 2001, each SIGNAL Company has conducted its business in the ordinary course of business in accordance with past practices and has not:

               (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any of its material assets or property, except for sales of Inventory and cash applied in the payment of such SIGNAL Company's Liabilities in the ordinary course of business in accordance with past practices;

               (b) suffered any casualty, damage, destruction or loss, or interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or act of God;

               (c) written off any material asset as unusable or obsolete or for any other reason;

               (d) made or suffered any material change in the conduct or nature of the businesses of such SIGNAL Company, whether or not made in the ordinary course of business or whether or not such change had a Material Adverse Effect;

               (e) made (or committed to make) capital expenditures in an amount which exceeds $250,000 for any item or $1,000,000 in the aggregate;

               (f)      made any change in accounting methods or principles;

               (g) borrowed any money or issued any bonds, debentures, notes or other corporate securities, including without limitation, those evidencing borrowed money;

               (h)      paid (or been paid by) any Related Party, or charged
         (or been charged by) any Related Party, for (A) goods sold or services rendered by or to such SIGNAL Company, or (B) corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses, on a basis which is either more or less favorable to such SIGNAL Company than the basis which would be employed by a party who is not a Related Party;

               (i) increased the compensation payable to any employee, except in the normal course of business;

               (j) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses;

               (k) issued, sold or purchased any securities of any class;

               (l) paid, declared or set aside any dividend or other distribution on its securities of any class or purchased, exchanged or redeemed any of its securities of any class;

               (m) experienced a material change in the aggregate amount of trade receivables of such SIGNAL Company or the aging thereof, or a material change in the level of Inventory or Funded Customer Backlog; or

               (n) without limitation by the enumeration of any of the foregoing, entered into any material transaction other than in the usual and ordinary course of business in accordance with past practices and on arms' length terms.

         2.5.2 Sellers have no knowledge of any intention or indication of intention by a Significant Customer that such Significant Customer intends to terminate its business relationship with either SIGNAL Company or to limit or alter its business relationship with either SIGNAL Company in any material respect, whether as a result of the transactions contemplated hereby or otherwise. Sellers have no knowledge of any intention or indication of intention by a Significant Supplier to terminate its business relationship with either SIGNAL Company or to limit or alter its business relationship with either SIGNAL Company in any material respect whether as a result of the transactions contemplated hereby or otherwise.

         2.6      CONTRACTS

         2.6.1 Except as expressly contemplated by this Agreement, neither SIGNAL Company is a party to, or bound by, or the issuer, beneficiary or recipient of, any undischarged oral: (a) agreement for the employment for any specified period of time whatsoever, or in regard to the employment, or restricting the termination of employment, of any employee of such SIGNAL Company; (b) consulting or service agreement; (c) agreement for the payment of a severance benefit, retention bonus or so-called "sale bonus" to any employees;
(d) plan, agreement or arrangement providing for bonuses, options, deferred compensation, retirement payments, profit sharing, medical and/or dental benefits or the like covering employees of such SIGNAL Company; (e) agreement or order for the purchase of Inventory, Equipment or other materials; (f) agreement for the sale of any Equipment, Inventory or other assets; (g) agreement restricting in any manner such SIGNAL Company's right to compete with any other Person, such SIGNAL Company's right to sell to or purchase from any other Person, or the right of any other Person to compete with such SIGNAL Company;
(h) secrecy or confidentiality agreement; (i) agreement between such SIGNAL Company, on the one hand, and Sellers or any of their Affiliates, or any other Related Parties, on the other hand; (j) guaranty or indemnification agreement;
(k) requirements or output contract; (l) loan, credit or other financing agreement; or (m) other agreement not specifically enumerated above concerning or which provides for the receipt or expenditure of an amount, certain or reasonably estimable, of more than $25,000.

         2.6.2 Section 2.6.2 of Sellers' Disclosure Schedule contains a complete and accurate list, and each SIGNAL Company has made available to Purchaser true and complete copies of all of the following types of Contracts, that provide for the receipt or expenditure of an amount, certain or reasonably estimable, of more than $100,000 unless otherwise specified below:

               (a) agreements for the employment for any specified period of time whatsoever;

               (b)      consulting agreements;

               (c) agreements for the payment of a severance benefit, retention bonus or so-called "sale bonus" to any employee;

               (d) plans or Contracts or arrangements providing for bonuses, options, deferred compensation, retirement payments, profit sharing, medical and/or dental benefits or the like covering employees of such SIGNAL Company;

               (e) agreements or orders for the purchase of Inventory, Equipment or other materials;

               (f) agreements for the sale of any Equipment, Inventory or other assets, except for sales of Inventory in the ordinary course of business;

               (g) agreements restricting in any manner such SIGNAL Company's right to compete with any other Person, such SIGNAL Company's right to sell to or purchase from any other Person, the right of any other Person to compete with such SIGNAL Company (without any dollar threshold);

               (h) agreements between such SIGNAL Company, on the one hand, and Sellers or any of their Affiliates, or any other Related Parties, on the other hand (without any dollar threshold);

               (i) agreements of agency, representation, distribution, or franchise which cannot be canceled by such SIGNAL Company without payment or penalty upon notice of thirty (30) days or less;

               (j) agreements for the advertisement, display, or promotion of any of such SIGNAL Company's products or services which cannot by canceled by such SIGNAL Company without payment or penalty upon notice of thirty (30) days or less;

               (k) service agreements affecting any of such SIGNAL Company's assets where the annual service charge is in excess of $50,000;

               (l) guaranties, performance, bid or completion bonds, and sureties or indemnification agreements (without any dollar threshold);

               (m) requirement or output contracts (without any dollar threshold);

               (n) loan, credit or other financing agreements, notes, Security Documents, factoring agreements or letters of credit;

               (o) Contracts with any shipping or transportation company;

               (p) leases or subleases, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles, where the lease or sublease provides for annual rent or lease payments in excess of $50,000;

               (q) agreements for the purchase, sale or removal (as the case may be) of electricity, gas, water, telephone, coal, sewage or other utility service;

               (r) agreements for the treatment or disposal of Hazardous Substances (without any dollar threshold);

               (s) partnerships or joint venture agreements (without any dollar threshold);

               (t) Government Contracts (except as listed on SIGNAL's Contract Revenue Summary dated as of June 30, 2002, a copy of which is included in Sellers' Disclosure Schedule); or

               (u) other Contracts not specifically enumerated or excluded above (with a dollar threshold of $200,000).

         2.6.3 All of the Contracts to which either SIGNAL Company is a party are in full force and effect and are valid and enforceable in accordance with their terms and none of such Contracts has been sold, assigned, otherwise transferred or subjected to any Lien. To Sellers' knowledge, each SIGNAL Company is in compliance with all terms and requirements of each such Contract and each other Person that is party to such a Contract is in compliance with the terms and requirements of each such Contract. No event has occurred or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with or violates or breaches, or gives either SIGNAL Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any such Contract, in each case except where such action would not, individually or in the aggregate, have a Material Adverse Effect on the SIGNAL Companies taken as a whole. Neither SIGNAL Company has given to or received from any other Person at any time since December 31, 2001, any notice or communication (whether written or oral) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract disclosed in Section 2.6.2 of Sellers' Disclosure Schedule or any Contract which provides for the receipt of an amount, certain or reasonably estimable, of more than $100,000 and included in SIGNAL's Contract Revenue Summary dated as of June 30, 2002. To Sellers' knowledge, no subcontractor to which a SIGNAL Company has subcontracted any work under any Contract for which such SIGNAL Company would be deemed liable is in material default under the terms of the subcontract and there exists no circumstance or condition whereby any subcontract may be terminated or rescinded or the business of such SIGNAL Company materially adversely affected as a result of anything done or omitted to be done by a subcontractor. There are no renegotiations, attempts to renegotiate or outstanding rights to negotiate any material amount to be paid or payable to or by a SIGNAL Company or other performance obligation under any Contract disclosed in Section 2.6.2 of Sellers' Disclosure Schedule or any Contract which provides for the receipt of an amount, certain or reasonably estimable, of more than $100,000 and included in SIGNAL's Contract Revenue Summary dated as of June 30, 2002, and no Person has made a written demand for such renegotiation. Neither SIGNAL Company has released or waived any of its rights under any Contract. Neither SIGNAL Company is a party to any Contract that was entered into outside the ordinary course of business or which is expected by Sellers to result in a loss to a SIGNAL Company in an amount in excess of $50,000.

         2.6.4 Each SIGNAL Company possesses all Approvals which are required in order for such SIGNAL Company to conduct its business as presently conducted; provided, that the foregoing representation and warranty does not apply to Environmental Permits or environmental matters which are the subject of Section
2.9. All of the Approvals are listed on Section 2.6.4 of Sellers' Disclosure Schedule and Sellers have delivered copies of such Approvals to Purchaser, all of which are true and correct in all material respects.

         2.7      EMPLOYEES

         2.7.1

                  (a) Neither SIGNAL nor any Affiliate of SIGNAL as determined under Code Section 414(b), (c), (m) or (o) (an "ERISA Affiliate") maintains, administers or contributes to any: (i) employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Plan"), including any multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plan"); (ii) employee welfare benefit plan (as defined in Section 3(1) of ERISA) (a "Welfare Plan"); or (iii) bonus, deferred compensation, stock purchase, stock option, severance, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement (an "Employee Benefit Plan") other than those Plans, Welfare Plans and Employee Benefit Plans described in Section 2.7.1 of Sellers' Disclosure Schedule. Except as required by Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA or applicable state law, neither SIGNAL nor any ERISA Affiliate has promised any former employee or other individual not employed by SIGNAL or any ERISA Affiliate medical or life insurance coverage and neither SIGNAL nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical or life insurance benefits to former employees or their dependents, other than benefits provided in the event of disability and conversion privileges. Each Plan, Welfare Plan and Employee Benefit Plan is considered to be a "Benefit Plan." With respect to each Benefit Plan:

                           (i) Each Benefit Plan complies, in form and operation with all applicable statutes, laws and regulations, including ERISA and the Code and has been administered in all material respects in accordance with its terms.

                           (ii) Any Benefit Plan that is intended to qualify under Section 401(a) of the Code meets in all respects all requirements for qualification under Section 401(a) of the Code and the regulations thereunder, except for failures which may be corrected under the Internal Revenue Service ("IRS") Employee Plans Compliance Resolution System without material cost. Each Benefit Plan that is intended to qualify under
                  Section 401(a) of the Code has been the subject of a "Favorable Letter" as such term is defined in IRS Rev. Proc. 2002-47, or can still be submitted in a timely manner to the IRS for such letter, and no such determination letter has been revoked nor, to Sellers' knowledge, has revocation of any such letter been threatened, nor has any such Benefit Plan been amended since the date of such Favorable Letter in any respect that would adversely affect its qualification or increase its costs. All amendments required to be adopted before the Closing Date for any such Benefit Plan to continue to be so qualified have been or will be duly and timely adopted.

                           (iii) Except for any such failure that would not result in a material Liability to a SIGNAL Company, all reports and information relating to each such Benefit Plan required to be filed with any governmental entity have been accurately and timely filed; all reports and information relating to each such Benefit Plan required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; each trust related to any Benefit Plan which is a "voluntary employees' beneficiary association" pursuant to Section 501(c)(9) of the Code has received a favorable determination letter from the IRS with respect to its tax-exempt status, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption; there exist no restrictions on Purchaser's right to terminate or decrease prospectively the level of benefits under any Benefit Plan after the Closing Date without liability to any employee or former employee of either SIGNAL Company; to Sellers' knowledge, no fiduciary of any Benefit Plan has committed a breach of any responsibility or obligation imposed upon fiduciaries under Title I of ERISA with respect to such Benefit Plan.

                           (iv) There has been delivered or made available to Purchaser, with respect to each Benefit Plan, the following: a copy of the annual report (if required under ERISA) with respect to each such Benefit Plan for the last three (3) years (including all schedules and attachments); a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Benefit Plan; all material employee communications relating to such Benefit Plan; a true and complete copy of such Benefit Plan; all trust agreements, insurance contracts, accounts or other documents which establish the funding vehicle for any Benefit Plan and the latest financial statements thereof; and any investment management agreements, administrative services contracts, or other agreements and documents relating to the ongoing administration and investment of any Benefit Plan.

                           (v) There are no actions, suits, Proceedings, investigations or hearings pending with respect to any Benefit Plan, or to Sellers' knowledge any claims (other than claims for benefits arising in the ordinary course of any Benefit
                  Plan) threatened against or with respect to any Benefit Plan or any fiduciary or assets thereof, and, to Sellers' knowledge, there are no facts which could reasonably give rise to any such actions, suits, Proceedings, investigations, hearings or claims.

                  (b) Each Welfare Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in material compliance with each of the requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

                  (c) Neither SIGNAL Company will incur any liability under any Benefit Plan solely on account of the consummation of the transactions contemplated hereby, alone or together with any other event. Each Benefit Plan is terminable at the discretion of SIGNAL in accordance with its terms and without material cost to SIGNAL. No Benefit Plan has any provision, other than those required by law, which could increase or accelerate benefits or any provision which could increase liability as a result of the transactions contemplated hereby, alone or together with any other event. Neither SIGNAL nor any ERISA Affiliate nor any officer, director, agent or employee of SIGNAL or any ERISA Affiliate has made any oral or written statement regarding any Benefit Plan which could result in liability in excess of that set forth in the Benefit Plan.

                  (d) No withdrawals have occurred so as to cause any Benefit Plan to become subject to the provisions of Section 4063 of ERISA, nor has SIGNAL or any ERISA Affiliate ceased making contributions to any Benefit Plan subject to Section 4064(a) of ERISA to which SIGNAL or any ERISA Affiliate made contributions during the six (6) years prior to the date hereof.

                  (e) Neither SIGNAL nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any Benefit Plan which is subject to Title IV of ERISA. There is currently no active filing by SIGNAL or any ERISA Affiliate with the PBGC (and no

         Proceeding has been commenced by the PBGC) to terminate any Benefit Plan which is subject to Title IV of ERISA and which has been maintained or funded, in whole or in part, by SIGNAL or any ERISA Affiliate.

                  (f) Neither any Benefit Plan fiduciary nor any Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA or any non-exempt "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) and there has been no "reportable event" (as defined in Section 4043 of ERISA) with respect to any Benefit Plan. Neither SIGNAL nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Benefit Plan or collective bargaining agreement or ERISA or any other Applicable Law. Full payment has been made as of the date hereof, and will have been made or accrued as of the Closing Date, of all amounts which SIGNAL or any ERISA Affiliate is required or committed to pay to the Benefit Plans.

                  (g) Neither SIGNAL nor any ERISA Affiliate sponsors or contributes or has ever sponsored or contributed to a Multiemployer Plan or any Benefit Plan that is or at any time was subject to minimum funding requirements or Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA.

         2.7.2

                  (a) With respect to employees of each SIGNAL Company, except as contemplated by or permitted herein:

                           (i) No employee of either SIGNAL Company is a party to, or is otherwise bound by, any agreement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee and such SIGNAL Company or, to Sellers' knowledge, any other Person that materially and adversely affects or will affect: (1) the performance of that employee's duties as an employee of such SIGNAL Company; or
                  (2) the ability of such SIGNAL Company to conduct its business following the Closing. To Sellers' knowledge, no officer or other key employee of such SIGNAL Company intends to terminate employment with such SIGNAL Company prior to, upon, or shortly after the Closing of the transactions contemplated hereby.

                           (ii) Such SIGNAL Company is not a party to, nor has it ever been a party to, any collective bargaining agreement. There has not been, there is not presently pending or existing, and, to Sellers' knowledge, there is not threatened, (1) any material strike, slowdown, picketing, work stoppage or employee grievance process; (2) any material charge, grievance proceeding or other claim against or affecting such SIGNAL Company relating to the alleged violation of any law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority; (3) any union organizational activity or other labor or employment dispute against or affecting such SIGNAL Company; or (4) any application for certification of a collective bargaining agent.

                           (iii) No event has occurred or circumstances exist that could provide the basis for any work stoppage or other labor dispute with respect to such SIGNAL Company.

                           (iv) Except as set forth in Section 2.8.1 of Sellers' Disclosure Schedule, no employee of such SIGNAL Company has any claim against such SIGNAL Company (whether under law, any employment agreement or otherwise) on account of or for: (1) overtime pay, other than overtime pay for the current payroll period; (2) wages or salaries, other than wages or salaries for the current payroll period; or (3) vacation, sick leave, time off or pay in lieu of vacation, sick leave or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the twelve (12) month period immediately prior to the date of this Agreement, except to the extent reflected in the accrued Liabilities of such SIGNAL Company.

                           (v) Such SIGNAL Company has made all required payments to the relevant unemployment compensation reserve accounts with the appropriate governmental departments with respect to the employees of such SIGNAL Company and such accounts have positive balances.

                  (b) Section 2.7.2(b) of Sellers' Disclosure Schedule contains a list of all employees of each SIGNAL Company as of the date of this Agreement and said list correctly reflects their base salaries, bonuses, dates of employment and positions.

                  (c) The employment of each SIGNAL Company's respective employees is terminable at will without cost to such SIGNAL Company except for payments required under the Benefit Plans and the payment of accrued salaries or wages and pay for personal leave. No employee or former employee has any right to be rehired by a SIGNAL Company prior to such SIGNAL Company's hiring a Person not previously employed by such SIGNAL Company, except as required by law.

         2.8      LITIGATION AND CLAIMS

         2.8.1 Except as set forth in Section 2.8.1 of Sellers' Disclosure Schedule, there is no Proceeding, in law or in equity, including no Proceedings before any commission or other administrative authority, pending or, to Sellers' knowledge, threatened against the SIGNAL Companies or any of their officers, directors or Affiliates, or any litigation or Proceedings against the SIGNAL Companies or Sellers related to the consummation of the transactions contemplated hereby.

         2.8.2 To Sellers' knowledge, there are no facts which, if known by a potential claimant or Governmental Authority, could reasonably be anticipated to give rise to a material claim or Proceeding.

         2.8.3 Neither SIGNAL Company has made any oral or written warranties with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof, except for those warranties which are described in Section 2.8.3 of Sellers' Disclosure Schedule. There are no claims pending or, to Sellers' knowledge, threatened against either SIGNAL Company with respect to the quality of or absence of defects in such products or services. Sellers have no knowledge or any reason to believe that the percentage of products sold and services performed by such SIGNAL Company for which warranties are presently in effect and for which warranty adjustments can be expected during unexpired warranty periods which extend beyond the Closing Date will be higher than the percentage of such products and services which such SIGNAL Company has sold and performed for which warranty adjustments have been required in the past. Neither SIGNAL Company has paid or been required to pay direct, incidental, or consequential damages to any Person in connection with any of such products or services at any time during the six (6) year period preceding the date hereof.

         2.8.4 Neither SIGNAL Company is a party to, or bound by, any Judgment or agreement with respect to a Proceeding with respect to or affecting the properties, assets, personnel or business activities of such SIGNAL Company.

         2.8.5 Each SIGNAL Company is in compliance in all material respects with all Judgments, Applicable Laws and Approvals of Governmental Authorities, including laws, statutes and regulations relating to equal employment opportunities, fair employment practices, wages, hours, benefits, collective bargaining, payment of social security and similar Taxes, occupational safety and health, plant closings, sexual harassment, and sex, race, religious and age discrimination. Neither SIGNAL Company is liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts however designated, for failure to comply with any of the foregoing. Since December 31, 2001, neither SIGNAL Company has received from any Governmental Authority any written notification with respect to possible noncompliance with any Judgment, Applicable Law or Approval. Notwithstanding the foregoing, no representation or warranty is made by this Section 2.8.5 with respect to Environmental Laws or Environmental Permits (which are exclusively provided for in Section 2.9 hereof).

         2.9      ENVIRONMENTAL MATTERS

         2.9.1 Each SIGNAL Company is, and has been, in compliance with applicable Environmental Laws and Environmental Permits.

         2.9.2 Each SIGNAL Company possesses all Environmental Permits which are required for the operation of its business.

         2.9.3 Neither SIGNAL Company currently owns any real property, and there is no real property which was, but is no longer, owned by either SIGNAL Company.

         2.9.4 Neither SIGNAL Company has received any written communication alleging that such SIGNAL Company is not or was not in compliance with applicable Environmental Laws or Environmental Permits.

         2.9.5 There is no Environmental Claim pending or, to Sellers' knowledge, threatened against either SIGNAL Company. Neither SIGNAL Company has received notice of any Environmental Claim.

         2.9.6 To Sellers' knowledge, no wastes generated by either SIGNAL Company have ever been directly or indirectly sent, transferred, transported to, treated, stored, or disposed of at any site listed or formally proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state list. Neither SIGNAL Company has received any written notice from any Person with respect to any real property listed, or proposed for listing, on any such list referred to in this subparagraph, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local law.

         2.9.7 There are no and have not been any Hazardous Substances used, generated, treated, stored, transported, disposed of, handled or Released in connection with either SIGNAL Company's business.

         2.9.8 To Sellers' knowledge, there are no and have not been any underground or above-ground storage tanks, asbestos containing materials, or transformers containing or contaminated with PCBs used or existing in connection with either SIGNAL Company's business.

         2.9.9 Section 2.9.9 of Sellers' Disclosure Schedule lists all environmental data, studies, analyses or reports and Environmental Permits in the possession of Sellers or either SIGNAL Company, and true and complete copies thereof, if any, have been delivered to Purchaser.

         2.9.10   For the purposes of this Agreement:

               (a) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, statutory liens, Proceedings or notices of noncompliance or violation (written or oral) made or threatened by any Person alleging potential liability (including potential liability for enforcement, investigatory costs, cleanup costs, Responses, Removals or Remedial Actions, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (1) the presence, or Release into the environment, of any Hazardous Substance at or from any location, whether or not owned by a SIGNAL Company; or (2) circumstances forming the basis of any violation or alleged violation, of any Environmental Law or Environmental Permit; or (3) any and all claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Substances.

               (b) "Environmental Laws" shall mean all federal, state or local statutes, laws, rules, ordinances, codes, rule of common law, regulations, judgments and orders relating to protection of human health or the environment (including industrial hygiene, pollution, ambient air, surface water, ground water, drinking water, wildlife, plants, land surface or subsurface strata), including laws and regulations relating to Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

               (c) "Environmental Permits" shall mean all environmental, health and safety permits, licenses, registrations, and governmental Approvals and authorizations, including but not limited to any air emission permits, wastewater discharge or treatment permits, stormwater permits, underground storage tank registrations and Hazardous Substance handling, treatment, storage or disposal permits.

               (d) "Hazardous Substances" shall mean: (1) any petroleum or petroleum products (and any breakdown products), radioactive materials, asbestos in any form, urea formaldehyde foam insulation, transformers or other Equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls ("PCBs"), radon gas and chlorinated solvents (and any breakdown products); and
         (2) any chemicals, materials or substances which are now or ever have been defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," or other words of similar import, under any Environmental Law.

                (e)      "Release" shall have the meaning ascribed to it in
         Section 101(22) of CERCLA, as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. Section 9601(22).

                (f) "Response," "Removal" and "Remedial Action" shall have the meanings ascribed to them in Sections 101(23)-101(25) of CERCLA, as amended by SARA, 42 U.S.C. Sections 9601(23)-9601(25).

         2.10     INTELLECTUAL PROPERTY

         2.10.1 The SIGNAL Companies are the owners of or have rights to use all of the Intellectual Property described in Section 2.10.1 of Sellers' Disclosure Schedule. Neither SIGNAL Company has sold, assigned or otherwise transferred or subjected to any Lien any Intellectual Property since June 30, 2002.

         2.10.2 Sellers' Disclosure Schedule sets forth a complete and accurate list of all U.S. and foreign copyright registrations, copyright applications, patents, patent applications, identified inventions, invention disclosures, trade secrets, trademark registrations, service mark registrations (including Internet domain name registrations), trademark applications, service mark applications, material unregistered trademarks and material unregistered service marks included within the Intellectual Property described in Section
2.10.1 of Sellers' Disclosure Schedule.

         2.10.3 Except with respect to unpatented inventions, unregistered trade secrets and unregistered trademarks, service marks and copyrights, each owner listed on Section 2.10.1 of Sellers' Disclosure Schedule is listed in the records of the appropriate Governmental Authority as the sole owner of record of the Intellectual Property.

         2.10.4 Section 2.10.1 of Sellers' Disclosure Schedule lists all Software material to the operation of the SIGNAL Companies' business, which is licensed, leased or otherwise used by either SIGNAL Company and designates which Software is licensed, leased or otherwise used, as the case may be. Neither of the SIGNAL Companies owns any Software.

         2.10.5 Section 2.10.1 of Sellers' Disclosure Schedule sets forth a complete and accurate list of all agreements between either SIGNAL Company, on the one hand, and any Person, on the other hand, granting ownership rights in or any right to use or practice any rights under any of the Intellectual Property owned by such SIGNAL Company or by any other Person, including all IP addresses owned or licensed by such SIGNAL Company or any other Person (collectively, "Intellectual Property Licenses").

         2.10.6 To Seller's knowledge, the conduct of each SIGNAL Company's business, including the exercise of its rights relating to the Intellectual Property, does not infringe upon or otherwise violate Intellectual Property rights of any Person. Neither SIGNAL Company has received notice of alleged infringement or misappropriation of Intellectual Property from any third party.

         2.10.7 To Sellers' knowledge, no Person is infringing upon or otherwise violating any of the Intellectual Property of either SIGNAL Company.

         2.10.8 Neither SIGNAL Company has received notice of any claims and there are no pending claims by any Persons relating to the scope, ownership or use of any of the Intellectual Property.

         2.10.9 Each registered trademark listed on Section 2.10.1 of Sellers' Disclosure Schedule is in proper form, has been duly prosecuted and maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions. Neither of the SIGNAL Companies holds any patents or copyright registrations.

         2.10.10 Neither SIGNAL Company has licensed or sublicensed any rights in any of the Intellectual Property or received or granted any such rights, other than pursuant to Intellectual Property Licenses listed in Section 2.10.1 of Sellers' Disclosure Schedule.

         2.10.11 As used herein, (x) "Intellectual Property" means all right, title and interest in any intellectual property, including, without limitation, all patents, trade secrets, identified inventions, invention disclosures, trademarks, designs, service marks, copyrights, Internet domain names, web sites and IP addresses, trade or business names, trade dress and slogans (and all registrations of any of the foregoing, and all applications for registration thereof), Software, and any goodwill associated with such Intellectual Property,
(y) "Software" means any and all (A) computer programs, including any and all software implementation of algorithms, models and methodologies whether in source code or object code, (B) databases and computations, including any and all data and collections of data, (C) documentation, including user manuals and training materials, relating to any of the foregoing, and (D) content and information contained in any web site and (z) "IP addresses" means any and all TCP/IP addresses.

         2.11     REAL ESTATE

         2.11.1   Neither SIGNAL Company owns any real estate.

         2.11.2 Section 2.11.2 of Sellers' Disclosure Schedule lists all real property leased or subleased by the SIGNAL Companies (the "Leased Real Property"). The Leased Real Property: (i) constitutes all real property used by the SIGNAL Companies; and (ii) to Sellers' knowledge, (a) is not in possession of any adverse possessors; (b) is not subject to any leases or tenancies of any kind (except for such SIGNAL Company's lease as to Leased Real Property); (c) is used in a manner which is consistent with and permitted by applicable zoning ordinances and other laws or regulations without special use approvals or permits and are not classified as a nonconforming use; (d) is, and has been since the date of possession thereof by such SIGNAL Company, in the peaceful possession of such SIGNAL Company; (e) is served by all water, sewer, electrical, telephone, drainage and other utilities required for the operations of such SIGNAL Company's business; and (f) requires no work or improvements to bring it into compliance with any Applicable Law and, to Sellers' knowledge, no material expenditures are required to be made for the repair, replacement or maintenance of any improvements on the Leased Real Property. All options in favor of the SIGNAL Companies to purchase any of the Leased Real Property or to extend, expand or terminate any lease as to Leased Real Property, if any, are in full force and effect.

         2.11.3 To Sellers' knowledge, there is no condemnation proceeding (including any proceeding for widening, change of grade or limitation on use of streets abutting the Leased Real Property) pending or threatened with regard to or affecting all or any part of the Leased Real Property (including any such abutting streets).

         2.11.4 Sellers have not received notice of a violation of any zoning, building, health, safety, disability, environmental, pollution control, fire or similar law, ordinance, order, directive or regulation respecting the Leased Real Property or any part thereof.

         2.12     GOVERNMENT CONTRACTS

         2.12.1 Neither SIGNAL Company has received a final decision of a contracting officer or prime contractor or subcontractor asserting any claim or equitable adjustment against such SIGNAL Company with respect to any Government Contract; and there are no disputes between either SIGNAL Company and the U.S. Government under the Contract Disputes Act of 1978, dispute resolution regulations, procedures and contract clauses, or any other federal statute or between either SIGNAL Company and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, and Sellers have no knowledge of any fact, event or circumstance likely to give rise to a dispute under any Government Contract. In addition, (i) all required final indirect cost rate proposals have been submitted with respect to each Government Contract, and
(ii) final indirect rates have been established and agreed to by the SIGNAL Companies and the U.S. Government up to and including the SIGNAL Companies' fiscal year ended 1998. Section 2.12.1 of Sellers' Disclosure Schedule further sets out a list differentiating between Government Contracts that have not been fully performed and those that have been fully performed but as to which the U.S. Government's rights to review, audit, or investigate have not expired under Applicable Law.

         2.12.2 Neither SIGNAL Company has received any notice of the intention of the U.S. Government (through relevant contracting officers or the U.S. Department of Justice ("DOJ")) or prime contractor or subcontractor to terminate any Government Contract for either convenience or default or any other reason, whether or not permitted thereunder, including, but not limited to, a breach or violation in any respect of any statute or regulation pertaining to any Government Contract. Neither SIGNAL Company has received any show cause notices, cure notices, or negative determinations of responsibility with respect to any Government Contract. There exists no outstanding claim against either SIGNAL Company, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract.

         2.12.3 Neither SIGNAL Company has asserted any request for equitable adjustment concerning money, interpretation of Contract terms or other relief under any Government Contract. No money due to either SIGNAL Company pertaining to any Government Contract has been withheld or set off nor has any claim been made to reimburse, repay, withhold or set off money, except in accordance with the original terms and conditions pertaining to such Government Contract, and such SIGNAL Company is entitled to all progress payments received with respect thereto.

         2.12.4 Neither SIGNAL Company has received notice of any failure to comply with the Truth in Negotiations Act (10 U.S.C. Section 2306a, 41 U.S.C.
Section 254(d)) or to submit where required cost or pricing data that were accurate, complete and current. Neither SIGNAL Company has received notice of any failure to comply with the pricing and discount disclosure requirements or the price reduction clause in any Contract with the General Services Administration pursuant to its Multiple Award Schedule program or similar Contract with any other agency of the U. S. Government.

         2.12.5 Neither SIGNAL Company is subject to any Liability, or Claim therefor, for or with respect to price adjustment under any Government Contract, including any liability for defective pricing or undisclosed discounts. In relation to any Government Contract where either SIGNAL Company is a subcontractor, there is no dispute between the prime contractor and the customer which may give rise to a Liability of such SIGNAL Company or which may lead to the termination of the prime contract or the subcontract.

         2.12.6 Neither SIGNAL Company has received notice that either such SIGNAL Company or any of its directors, officers, employees, agents, or consultants is under administrative, civil, or criminal investigation, indictment or writ of information, audit or internal investigation with respect to any alleged or potential violation of law, irregularity, misstatement, or omission regarding any Government Contract. Neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified either SIGNAL Company that such SIGNAL Company has breached or violated any statute, regulation, certification, representation, clause, provision or requirement pertaining to any Government Contract or Government Bid.

         2.12.7 Neither SIGNAL Company has been debarred, suspended or disqualified from bidding for or participation in the award of any Government Contract (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements) and it has not received notice that any suspension, debarment or disqualification action has been commenced against such SIGNAL Company with respect to any Government Contract. There exists no fact or circumstance that would warrant the institution of suspension, debarment or disqualification proceedings or the finding of nonresponsibility or ineligibility on the part of either SIGNAL Company with respect to any employee, director, officer, agent or consultant of such SIGNAL Company. There is no valid basis for (i) the suspension, debarment or disqualification of either SIGNAL Company from bidding on or performing Contracts or subcontracts with any Governmental Authority, or (ii) any claim pursuant to any audit by any Governmental Authority in connection with any Government Contracts or subcontracts relating to the provision of products or services to or for the benefit of a Governmental Authority.

         2.12.8 Each SIGNAL Company has complied with all the material terms and conditions of each Government Contract, including its obligations under Government Contracts relating to any Government-Furnished Property or similar property or Equipment owned by the United States.

         2.12.9 Each SIGNAL Company has complied in all material respects with all applicable U.S. Government laws and regulations in connection with all cost accounting, materials management and procurement systems maintained by such SIGNAL Company and has never been subject to the Cost Accounting Standards. No material cost incurred by either SIGNAL Company pertaining to any Government Contract or Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the U.S. Government.

         2.12.10 Each SIGNAL Company possesses all necessary facility security clearances, personnel security clearances and permits for the execution of its obligations under any Government Contract and Section 2.12.10 of Sellers' Disclosure Schedule sets forth all facility security clearances held by each SIGNAL Company. Sellers have no reason to believe that such clearances and permits will not continue as currently in effect.

         2.12.11 Each SIGNAL Company has complied in all material respects with all applicable statutes and other regulations, including the False Claims Act, the Anti-Kickback Act of 1986, the Federal Election Campaign Act of 1971, the Sherman Act, the Clayton Act and the regulations under each of them. No payment has been made by either SIGNAL Company, or by any person on behalf of such SIGNAL Company, in connection with any Government Contract or Government Bid in violation of applicable procurement laws or regulations.

         2.12.12 Neither SIGNAL Company has made any representations or certifications that are incomplete or untrue in any respect or filed any accountings that are inaccurate in any respect as to any Government Contract. Each SIGNAL Company has complied in all material respects with all such representations and certifications.

         2.12.13 Section 2.12.13 of Sellers' Disclosure Schedule identifies (i) by description or inventory number all material Government-Furnished Property that is or should be in the possession of SIGNAL, and (ii) each Government Contract to which each such item of Government-Furnished Property relates.

         2.12.14 Neither SIGNAL Company has been audited or investigated and is not now being audited or threatened in writing with an investigation by the Government Accounting Office, the Department of Defense or any of its agencies other than the Defense Contract Audit Agency, the DOJ, or the Inspector General of any Governmental Authority. Neither SIGNAL Company has been the subject or recipient of any adverse audit finding or report by the Defense Contract Audit Agency.

         2.12.15 During the ten (10) years prior to the date hereof, neither SIGNAL Company has conducted or initiated any internal investigation, or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid, and to Sellers' knowledge there exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led to any of the consequences set forth in this section or any other damage, penalty assessment, recoupment of payment or disallowance of cost. Neither SIGNAL Company has conducted any investigation in connection with which such SIGNAL Company has engaged outside legal counsel or independent accountants, or made any voluntary disclosure to the U.S. Government outside the ordinary course of business as a result of any suspected irregularity with respect to any Government Contract.

         2.12.16 Neither SIGNAL Company has any interest in any pending or potential Claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Section 2.12.16 of Sellers' Disclosure Schedule identifies each audit currently in process by the U.S. Government or any other Person that is a party to such Government Contract.

         2.13     SECURITIES LAWS MATTERS.

         2.13.1 The Notes will be acquired for investment for each of the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Seller further represents that such Seller does not have any Contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Notes.

         2.13.2 Sellers have received all the information they consider necessary or appropriate for deciding whether to acquire the Notes. Each Seller further represents that they have had an opportunity to ask questions and receive answers from Purchaser regarding the terms and conditions of the Notes and the business, properties and financial condition of Purchaser.

         2.13.3 Each Seller can bear the economic risk of their investment, and has such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the investment in the Notes.

         2.13.4 Each Seller is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

         2.13.5 Each Seller understands that the Notes they are acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the federal securities laws only in certain limited circumstances. In this connection, each Seller represents that they are familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended (the "Securities Act").

         2.13.6 Without in any way limiting the representations set forth above, each Seller further agrees not to make any disposition of all or any portion of the Notes unless and until:

                (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (b) Such Seller shall have notified Purchaser of the proposed disposition and shall have furnished Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Purchaser, such Seller shall have furnished Purchaser with an opinion of counsel, reasonably satisfactory to Purchaser, that such disposition will not require registration of such shares under the Securities Act. It is agreed that Purchaser will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         2.13.7 It is understood that the Notes may bear the following legend in addition to any other legends called for by Delaware law or this Agreement:

         "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act of 1933."

         2.14     PERSONAL PROPERTY AND OTHER MATTERS

         2.14.1 Section 2.14.1 of Sellers' Disclosure Schedule sets forth a list of all personal property included in "property and equipment" on the Interim Balance Sheet and all other Equipment used in their respective operations with a current net book value in excess of $50,000. All tangible personal property used by each SIGNAL Company that is material to the conduct of its business as it is currently being conducted is either owned by the SIGNAL Companies or leased under an agreement described in Section 2.14.1 of Sellers' Disclosure Schedule. All Equipment is in satisfactory operating condition and repair (ordinary wear and tear excepted). The assets of the SIGNAL Companies constitute all assets (including, without limitation, Intellectual Property) necessary for, or in fact used in, the conduct of the business of the SIGNAL Companies as conducted on June 30, 2002. As of the Closing Date, the continuing operations of SIGNAL LLC shall consist solely of certain assets and Liabilities related to the Senate Contract as described in Section 2.14.1 of Sellers' Disclosure Schedule.

         2.14.2 Neither of the SIGNAL Companies nor any of their former or current officers, directors, employees, agents or representatives has, with respect to such SIGNAL Company or its business activities, violated the Foreign Corrupt Practices Act or otherwise made, directly or indirectly, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of such SIGNAL Company, payments from corporate funds to or for the benefit of governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business. Without limiting the generality of the foregoing, neither SIGNAL Company has directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

         2.14.3 Neither the SIGNAL Companies nor Sellers have taken any actions which were calculated to dissuade, or, to Sellers' knowledge, had the effect of dissuading, any present employees, representatives or agents of the SIGNAL Companies from continuing an association with either of the SIGNAL Companies after the Closing. To Sellers' knowledge, no officer or other key employee of the SIGNAL Companies intends to terminate employment with the SIGNAL Companies prior to, upon, or shortly after the Closing of the transaction contemplated hereby.

         2.14.4 None of the representations or warranties of Sellers in this Agreement omits any material fact known to Sellers, the disclosure of which is necessary in order to make any of such representations or warranties not materially misleading in light of the circumstances under which it was made, and that could reasonably be expected to result in a Material Adverse Effect on the SIGNAL Companies taken as a whole.

         2.14.5 Except as set forth in Section 2.14.5 of Sellers' Disclosure Schedule, neither Sellers, nor any of their Affiliates, nor the SIGNAL Companies have dealt with any Person who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from either of the SIGNAL Companies or Purchaser for arranging the transactions contemplated hereby or introducing the parties to each other.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         3.1 GENERAL STATEMENT. Purchaser makes the representations and warranties set forth in this Article 3. All such representations and warranties have been made to induce Sellers to enter into this Agreement, shall survive the Closing in accordance with Article 8 (and none shall merge into any instrument of conveyance) and shall not be limited or otherwise affected by any investigation or lack of investigation by Sellers. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and warranties of Purchaser are initially made as of the date hereof. All representations and warranties of Purchaser are made subject to the exceptions noted in the schedule delivered by Purchaser to Sellers concurrently herewith and identified as the "Purchaser's Disclosure Schedule." Except for those representations and warranties expressly set forth in this Article 3, Purchaser makes no representations or warranties, express or implied, at law or in equity, of any kind or nature whatsoever concerning the organization, business, assets, Liabilities and operations of Purchaser and any such other representations or warranties are hereby expressly disclaimed in full and for all time.

         3.2 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Purchaser is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Material Adverse Effect.

         3.3      AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         3.3.1 Purchaser has full corporate power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to perform its obligations and consummate the transactions contemplated hereby and thereby. This Agreement has been approved by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and the performance and consummation by Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery thereof by Sellers, constitutes a valid and legally binding agreement of Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         3.3.2 The execution and delivery of this Agreement by Purchaser does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or give rise to any obligation to make payments or provide compensation under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries, under any of the terms, conditions or provisions of (i) the respective charters, by-laws, partnership agreements, trust declarations, or other similar organizational instruments of Purchaser or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to Purchaser or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, Contract, lease, partnership agreement, joint venture agreement or other instrument, obligation or agreement of any kind to which Purchaser or any of its subsidiaries is now a party or by which Purchaser or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Purchaser of the transactions contemplated by this Agreement will not result in any violation, conflict, breach, termination, acceleration or creation of any Liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence. There are no consents required from commercial lenders, lessors or other third parties and all material violations, conflicts, Breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens referred to in the foregoing sentences of this Section 3.3.2. Excluded from the foregoing sentences of this Section 3.3.2, insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this Section 3.3.2, and from the preceding sentence, are such violations, conflicts, Breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.3.3 Except for the HSR Clearance and compliance with security clearance requirements applicable to certain facilities of the SIGNAL Companies and certain of its personnel, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by Purchaser or the consummation by Purchaser of the transactions contemplated thereby. Excluded from the foregoing provisions of this Section 3.3.3 are such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect.

         3.4 LITIGATION. There are no claims, suits, actions or proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its subsidiaries before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator that seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement. Neither Purchaser nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which prohibits or restricts the consummation of the transactions contemplated by this Agreement.

         3.5 NO PURCHASER STOCKHOLDERS' APPROVAL REQUIRED. There is no requirement of any Applicable Law, statute, order, rule, regulation, ordinance or Judgment of any governmental or regulatory body or authority (including, without limitation, any exchange upon which securities of Purchaser are publicly traded) which requires the approval or adoption by the shareholders of Purchaser of this Agreement, or any of the transactions contemplated hereby.

         3.6 FEES. Neither Purchaser nor any of its Affiliates has dealt with any Person who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from Sellers for arranging the transactions contemplated hereby or introducing the parties to each other.

         3.7 INVESTMENT INTENT. Purchaser is acquiring the Shares for its own account for investment and with no present intention of distributing or reselling the Shares or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Purchaser understands that the Shares have not been registered under the

Securities Act or any state securities laws and are being transferred to Purchaser, in part, in reliance on the foregoing representation.

         3.8 SEC STATEMENTS, REPORTS AND DOCUMENTS. Purchaser has filed all forms, reports, statements and documents with the Securities and Exchange Commission that it has been required to file under applicable laws, rules and regulations (the "Purchaser Public Reports"). Each of the Purchaser Public Reports has complied, in all material respects, with all Applicable Laws, rules and regulations, and no such report contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE 4
                          CONDUCT PRIOR TO THE CLOSING

         4.1 GENERAL. Sellers and Purchaser shall have the rights and obligations with respect to the period between the date hereof and the Closing Date which are set forth in the remainder of this Article 4.

         4.2      SELLERS' OBLIGATIONS. The following are Sellers' obligations:

         4.2.1 Sellers shall and shall cause each SIGNAL Company to give reasonable access to Purchaser's officers, employees, agents, attorneys, consultants, accountants and lenders to all of the books, Contracts, documents, records and personnel of each SIGNAL Company and shall furnish to Purchaser and such Persons as Purchaser shall designate to Sellers such information as Purchaser or such Persons may at any time and from time to time reasonably request.

         4.2.2 Sellers shall use commercially reasonable efforts and make every good faith attempt (and Purchaser shall cooperate with Sellers) to cause each SIGNAL Company to obtain all consents and waivers necessary for the consummation of the transactions contemplated hereby, if any, under or with respect to any Contract, Approval or Environmental Permit which is required to be scheduled pursuant to this Agreement.

         4.2.3 Sellers shall cause each SIGNAL Company to use its commercially reasonable efforts to preserve its business and the goodwill of its customers, suppliers and others having business relations with it and to retain its business organizations intact, including keeping available the services of its present employees, representatives and agents, and to maintain all of its properties in satisfactory operating condition and repair, ordinary wear and tear excepted; and shall notify Purchaser of any actual or prospective impairment of any thereof immediately upon becoming aware of the same.

         4.2.4 Sellers shall cause each SIGNAL Company to conduct business in the usual and ordinary course in accordance with past practices.

         4.2.5 Except as set forth in Section 4.2.5 of Sellers' Disclosure Schedule, without the prior written consent of Purchaser, and without limiting the generality of any other provision of this Agreement, Sellers shall cause each SIGNAL Company not to:

                  (a) amend its Articles of Incorporation or Articles of Organization, or by-laws or limited liability company agreement, as the case may be;

                  (b) make any change in its authorized capital stock or membership interests, as the case may be, or issue any shares of stock or membership interests of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to its issued or unissued capital stock or membership interests or other equity securities or grant any stock appreciation or similar rights;

                  (c) make any payment or distributions to its employees, officers or directors except (i) such amounts as constitute currently effective compensation for services rendered or reimbursement for reasonable, ordinary and necessary out-of-pocket business expenses and
         (ii) cash distributions to Sellers described in Section 4.2.5 of Sellers' Disclosure Schedule;

                  (d) hire any new indirect employee who shall have, or terminate the employment of any employee who has, an annual salary in excess of $100,000;

                  (e) incur or commit to incur any capital expenditures not set forth in Section 4.2.5 of Sellers' Disclosure Schedule in excess of $250,000 in the aggregate;

                  (f) do any act or omit to do any act, or permit any act or omission to occur, which will cause a Breach by it of any of the Contracts it is a party to;

                  (g) institute or amend any employee benefit program or fringe benefit program with respect to its employees;

                  (h) enter into or modify any written employment agreement with any senior executive, or modify any written employment agreement with any other Person that materially increases the cost of such Person's employment to the SIGNAL Companies or increases the term of such Person's employment;

                  (i)      prepay any of its material obligations;

                  (j) incur, assume or guarantee any long-term or short-term indebtedness, other than loans under its Line of Credit;

                  (k) directly or indirectly, enter into or assume any Contract or enter into any settlement agreement, consent, decree or similar obligation relating to any actual or pending claim against any SIGNAL Company;

                  (l) increase the compensation payable to any officer, or increase the compensation payable to any employee, except in the normal course of business;

                  (m) other than consistent with existing obligations, pay or incur any management or consulting fee in excess of $10,000;

               (n) sell, transfer or otherwise dispose of any asset or property, other than in the ordinary course of business and consistent with past practice;

               (o) amend, terminate or give notice of termination with respect to any existing Contract to which it is a party, or waive any of such SIGNAL Company's material rights;

               (p) pay, declare, accrue or set aside any dividends or any other distributions, in cash, property or otherwise, on its securities of any class, or purchase, exchange or redeem any of its securities of any class; provided, that Sellers shall be permitted to cause the SIGNAL Companies to make the dividends or distributions described in Section 4.2.5 of Sellers' Disclosure Schedule;

               (q) except as expressly permitted hereunder, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or rendering of services), directly or indirectly, with, or make any payment to, or incur any liability to, any Affiliate or Related Party;

               (r) make, amend or revoke any election with respect to Taxes or settle or compromise any material federal, state, local or foreign tax liability; or

               (s) layoff and/or terminate or reduce the hours of employees to the extent that obligations will be incurred under the provisions of the federal, state or local "plant closing" laws or that there would be a violation of such laws.

         4.2.6 Sellers shall cause each SIGNAL Company to maintain the insurance policies required to be listed in Section 2.3.9 of Sellers' Disclosure
Schedule in full force and effect. If any of the said policies shall expire, each SIGNAL Company shall renew or replace the same prior to the expiration of the expiring policies with policies from a reputable insurance carrier with a "Best's Rating" equal to or better than that of the existing carrier, containing insurance coverage in the same or greater amount than the existing policies and in substantially the same form and substance as the existing policies.

         4.2.7 Sellers shall use commercially reasonable efforts and make every good faith attempt (and Purchaser shall cooperate with Sellers) to obtain an estoppel letter, duly executed by the landlord of the Leased Real Property which constitutes the corporate headquarters of SIGNAL and addressed to Purchaser and Purchaser's lenders, dated not earlier than fourteen (14) days prior to the Closing Date, stating the following: (i) the copy of the lease attached to the estoppel letter is a true, correct and complete copy of the lease and represents the entire agreement between the landlord and the relevant SIGNAL Company; (ii) neither the landlord nor, to the landlord's knowledge, the relevant SIGNAL Company is in breach or default under the lease, and, to the landlord's knowledge, no event has occurred which, with notice or the passage of time, or both, would constitute a Breach or default, or permit termination, modification or acceleration under the lease; (iii) the landlord has not repudiated any provision of the lease; (iv) to the landlord's knowledge, there are no disputes, oral agreements or forbearance programs in effect as to the lease; (v) landlord's notice address; and (vi) stating such other matters as Purchaser shall reasonably request.

         4.3 JOINT OBLIGATIONS. The following shall apply with equal force to Sellers and SIGNAL, on the one hand, and Purchaser, on the other hand:

         4.3.1 Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable. Without limiting the foregoing, SIGNAL and Purchaser will as promptly as practicable, but in no event later than five (5) days following the execution and delivery of this Agreement, file with the Federal Trade Commission (the "FTC") and the DOJ the notification and report form, if any, required for the transactions contemplated hereby pursuant to the HSR Act. Any such notification and report will be in substantial compliance with the requirements of the HSR Act. SIGNAL and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. SIGNAL and Purchaser shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ.

         4.3.2 No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

         4.4      COMPETING TRANSACTIONS.

         4.4.1 As used in this Agreement, the following terms shall have the meanings specified:

               (a) "Acquisition Proposal" shall mean any inquiry, proposal, offer or other communication relating to a Competing Transaction.

               (b) "Competing Transaction" shall mean any or all of the following, other than an "Excluded Transaction": any direct or indirect
         (i) sale, transfer or other disposition of the majority of the assets of either SIGNAL Company in a single transaction or a series of related transactions; (ii) sale, transfer or assignment of the majority of the outstanding shares of capital stock or membership interests, as the case may be, of either SIGNAL Company (including by means of a consolidation or merger); or (iii) public announcement of a proposal, plan, intention or agreement to do any of the foregoing.

               (c) "Excluded Transaction" shall mean the transactions described in this Agreement or any other transaction with Purchaser.

         4.4.2 Sellers shall not, and shall cause all of their Affiliates and shall direct all of their respective agents and representatives (including without limitation, any directors, officers, employees, brokers, financial advisors, investment bankers, attorneys or accountants retained or engaged by that party) to not, during the period from the date of this Agreement until (x) November 15, 2002 or (y) the date this Agreement is terminated in accordance with Section 9.2, whichever is earlier: (i) directly or indirectly initiate, solicit or encourage any discussions with or provide any information or respond to any inquiry involving or relating to an Acquisition Proposal or a Competing Transaction;
(ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or a Competing Transaction; (iii) facilitate any effort or attempt to make or implement an Acquisition Proposal; or (iv) consummate, agree or commit to consummate an Acquisition Proposal or a Competing Transaction. In the event Sellers receive any inquiry or communication from any Person involving or relating to an Acquisition Proposal or a Competing Transaction or requesting confidential information concerning the SIGNAL Companies, Sellers shall immediately terminate such inquiry or communication and shall provide written notice to Purchaser within twenty-four (24) hours.

         4.4.3 In the event that Sellers shall Breach their obligations under this Section 4.4 with any Person, and thereafter close a Competing Transaction with such Person within six (6) months of (x) November 15, 2002 or (y) the date this Agreement is terminated in accordance with Section 9.2, whichever is earlier, they shall pay to Purchaser a break-up fee in the amount of $7,500,000 in cash, within five (5) days after the closing of the Competing Transaction, as liquidated damages and not as a penalty. The foregoing shall be the exclusive remedy for any Breach of this Section 4.4.

         4.5 DELIVERIES OF INFORMATION; CONSULTATIONS. From time to time prior to the Closing Date:

         4.5.1 Sellers shall furnish promptly to Purchaser: (i) all separate monthly financial statements of each SIGNAL Company (as prepared by such SIGNAL Company in accordance with its normal accounting procedures) promptly after such financial statements are available, and (ii) all other material information concerning the operations, properties and personnel of the SIGNAL Companies as Purchaser may reasonably request.

         4.5.2 Sellers shall confer and consult with representatives of Purchaser on a regular and frequent basis to report on operational matters of the SIGNAL Companies; provided, that such conferences and consultations do not materially interfere with the operations of the SIGNAL Companies.

         4.5.3 Sellers shall give prompt notice to Purchaser upon obtaining knowledge of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely (i) to cause any representation or warranty made by Sellers in Article 2 not qualified as to materiality to be untrue or incorrect in any material respect at or prior to the Closing Date;
(ii) to cause any representation or warranty made by Sellers in Article 2 qualified as to materiality to be untrue or incorrect in any respect; or (iii) to cause any representation or warranty made by Sellers in Article 2 which addresses matters only as of a particular date to be untrue or incorrect in any material respect or any respect, as the case may be, as of that particular date.

         4.5.4 Purchaser shall give prompt notice to Sellers upon obtaining knowledge of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely (i) to cause any representation or warranty made by Purchaser in Article 3 not qualified as to materiality to be untrue or incorrect in any material respect at or prior to the Closing Date;
(ii)
to cause any representation or warranty made by Purchaser in Article 3 qualified as to materiality to be untrue or incorrect in any respect; or (iii) to cause any representation or warranty made by Purchaser in Article 3 which addresses matters only as of a particular date to be untrue or incorrect in any material respect or any respect, as the case may be, as of that particular date.

         4.5.5 Purchaser agrees to keep Sellers reasonably informed with regard to its efforts to obtain financing to complete the transactions contemplated hereby, including satisfaction of the conditions set forth in
Section 5.2.8.

         4.6 AMENDMENT OF DISCLOSURE SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until Closing to supplement or amend promptly their respective disclosure schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which may have been omitted from the disclosure schedule previously provided by such party. Any supplement or amendment to a disclosure schedule related to a matter existing on or prior to the date of this Agreement shall not be deemed to (i) modify the representations and warranties hereunder of the party making such supplement or amendment, (ii) modify the conditions set forth in Article 5, or (iii) limit or otherwise affect the remedies available hereunder to the other party. Any supplement or amendment to a disclosure schedule related to a matter arising after the date of this Agreement and prior to the Closing Date shall, in the event the Closing occurs, be deemed to modify the representations and warranties hereunder of the party making such supplement or amendment.

                                   ARTICLE 5
                              CONDITIONS TO CLOSING

         5.1 CONDITIONS TO SELLERS' OBLIGATIONS. The obligation of Sellers to close the transactions contemplated hereby is subject to the fulfillment of all of the following conditions:

         5.1.1    The representations and warranties made by Purchaser in
Article 3 not qualified as to materiality shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date and the representations and warranties made by Purchaser in Article 3 qualified as to materiality shall have been true and correct in all respects when made and shall be true and correct in all respects as if originally made on and as of the Closing Date. Notwithstanding the foregoing, all representations and warranties in Article 3 which address matters only as of a particular date shall have been and shall remain true and correct in all material respects or true and correct in all respects, as the case may be, as of that particular date.

         5.1.2 All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transactions contemplated hereby were consummated) shall have been performed in all material respects.

         5.1.3 No Proceeding shall have been commenced or pending whereby any Governmental Authority seeks to restrain or enjoin, or seeks material damages on account of, the consummation of the transactions contemplated hereby.

         5.1.4 Purchaser shall have delivered to Sellers the written opinion of Andrews & Kurth L.L.P., counsel for Purchaser, dated the Closing Date, in substantially the form of Exhibit 5.1.4 attached hereto.

         5.1.5    The HSR Clearance shall have been obtained.

         5.2 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to close the transactions contemplated hereby is subject to the fulfillment of all of the following conditions:

         5.2.1 The representations and warranties made by Sellers in Article 2 not qualified as to materiality shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date and the representations and warranties made by Sellers in Article 2 qualified as to materiality shall have been true and correct in all respects when made and shall be true and correct in all respects as if originally made on and as of the Closing Date, except for such Breaches of representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the SIGNAL Companies taken as a whole. Notwithstanding the foregoing, all representations and warranties in Article 2 which address matters only as of a particular date shall have been and shall remain true and correct in all material respects or true and correct in all respects, as the case may be, as of that particular date, except for such Breaches of representations and warranties which, individually or in the aggregate, have not had a Material Adverse Effect on the SIGNAL Companies taken as a whole.

         5.2.2 All obligations of Sellers to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Sellers would be required to perform at the Closing if the transactions contemplated hereby were consummated) shall have been performed in all material respects.

         5.2.3 No Proceeding shall have been commenced or pending whereby any Governmental Authority seeks to restrain or enjoin, or seeks material damages on account of, the consummation of the transactions contemplated hereby.

         5.2.4 Sellers shall have delivered to Purchaser the written opinion of Shaw Pittman LLP, counsel to Sellers, dated as of the Closing Date, in substantially the form of Exhibit 5.2.4 attached hereto, with such changes as shall be reasonably requested by Purchaser's lenders (it being understood that Purchaser's lenders shall be expressly permitted to rely upon such opinion).

         5.2.5 Prior to Closing, SIGNAL shall have provided to Purchaser a copy of the Internal Revenue Service transcripts for SIGNAL for the tax years 1987 through 2000, which reflect that SIGNAL has filed its Tax Returns in a manner consistent with such election.

         5.2.6 During the period from the date hereof to the Closing Date there shall not have occurred, and there shall not exist on the Closing Date, any condition or fact which has had a Material Adverse Effect on the SIGNAL Companies taken as a whole.

         5.2.7    The HSR Clearance shall have been obtained.

         5.2.8 Purchaser shall have, pursuant to the Credit Agreement dated June 10, 2002 (as amended, restated, supplemented or otherwise modified prior to or on the Closing Date) by and among Purchaser, the lenders who are or may become parties thereto and Wachovia Bank, National Association as administrative agent, received approval to issue the Notes substantially in the form attached to the Note Agreement. Additionally, Purchaser shall have entered into any necessary amendments to the Credit Agreement and otherwise obtained the approval of the lenders and Wachovia Bank, National Association for the consummation of this Agreement and the transactions contemplated hereby.

                                    ARTICLE 6
                                     CLOSING

         6.1 FORM OF DOCUMENTS. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article
6. All documents which Sellers shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Sellers and Sellers' counsel.

         6.2 PURCHASER'S DELIVERIES. Subject to the fulfillment or written waiver of the conditions set forth in Section 5.2, Purchaser shall execute and/or deliver to Sellers all of the following:

         6.2.1 the Purchase Price in the manner provided in Section 1.2, including the Notes and proof of payment in full of the Remley Notes;

         6.2.2    the Note Agreement;

         6.2.3 a certified copy of Purchaser's Certificate of Incorporation and bylaws;

         6.2.4 a certificate of good standing of Purchaser, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of the State of Delaware;

         6.2.5 an incumbency and specimen signature certificate with respect to the officers of Purchaser executing this Agreement and any other Transaction Document delivered hereunder on behalf of Purchaser;

         6.2.6 a certified copy of resolutions of Purchaser's board of directors authorizing the execution, delivery and performance of this Agreement and any other Transaction Document delivered by Purchaser hereunder;

         6.2.7 a closing certificate executed by the President of Purchaser (or any other officer of Purchaser specifically authorized to do so), on behalf of Purchaser, to the effect set forth in Sections 5.1.1 and 5.1.2 and that all documents to be executed and delivered by Purchaser at the Closing have been executed by duly authorized officers of Purchaser; and

         6.2.8 without limitation by the specific enumeration of the foregoing, all other documents reasonably requested by Sellers to consummate the transactions contemplated hereby, including a side letter in the form of Exhibit 6.2.8.

         6.3 SELLERS' DELIVERIES. Subject to the fulfillment or written waiver of the conditions set forth in Section 5.1, Sellers shall execute or deliver to Purchaser all of the following, each of which shall be satisfactory in form and substance to Purchaser:

         6.3.1 a certified copy of each SIGNAL Company's Articles of Incorporation or Articles of Organization and bylaws or limited liability company agreement, as the case may be;

         6.3.2 certificates of good standing of each SIGNAL Company issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of the state of incorporation of each SIGNAL Company specified in Section
2.2.5 of Sellers' Disclosure Schedule;

         6.3.3 certificates representing all outstanding Shares, duly endorsed in blank or with duly executed stock powers attached;

         6.3.4 a closing certificate duly executed by Sellers, to the effect set forth in Sections 5.2.1 and 5.2.2. and that all documents to be executed and delivered by Sellers or the SIGNAL Companies at the Closing have been executed by Sellers or duly executed officers of the SIGNAL Companies, as the case may be;

         6.3.5 a closing certificate duly executed by those officers of SIGNAL set forth on Exhibit 6.3.5, in substantially the same form attached to such Exhibit;

         6.3.6    the Note Agreement;

         6.3.7 the written resignations, effective as of the Closing Date, of such of the directors and officers of each SIGNAL Company as are designated by Purchaser to resign, which resignations shall include releases of liability for the benefit of Purchaser and the SIGNAL Companies;

         6.3.8 physical possession of all records, tangible assets, licenses, policies, Contracts, Benefit Plans or other instruments owned by or pertaining to each SIGNAL Company;

         6.3.9 the minute books and stock and membership interest records of each SIGNAL Company;

         6.3.10 a certificate duly executed by each Seller that such Seller is not a foreign person, in the form provided in Treas. Reg. Section
1.1445-2(b)(2)(iii)(A);

         6.3.11 all clearance certificates or similar types of documents, reasonably requested by Purchaser at least ten (10) days prior to Closing, which are required by any state taxing authority in order to relieve Purchaser of any obligation to withhold any portion of the Purchase Price;

         6.3.12 a pay-off letter, accompanied by wire transfer instructions, with respect to each holder of any indebtedness of each SIGNAL Company or any Lien on any property of each SIGNAL Company, setting forth the amount necessary to satisfy such SIGNAL Company's indebtedness to such holder as of the Closing Date, together with such releases, termination statements and other documents as are necessary to release and discharge such Liens;

         6.3.13 the Internal Revenue Service transcripts for SIGNAL for the tax years 1987 through 2000;

         6.3.14 a mutual release between SIGNAL and its Affiliates, on the one hand, and each Seller, on the other hand, whereby each party releases all claims of every kind which it may have against the other party in form and substance satisfactory to Purchaser;

         6.3.15 an assignment of all of Sellers' rights under all confidentiality agreements which Sellers shall have executed in their individual capacity, if any, in connection with the proposed sale of, or which otherwise relate to, each SIGNAL Company; and

         6.3.16 without limitation by the specific enumeration of the foregoing, all other documents reasonably requested by Purchaser to consummate the transactions contemplated hereby.

                                   ARTICLE 7
                             POST-CLOSING AGREEMENTS

         7.1 POST-CLOSING AGREEMENTS. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article 7.

         7.2 INSPECTION OF RECORDS. Sellers, on the one hand, and Purchaser, on the other hand, and their respective Affiliates, shall each retain and make their respective books and records (including expired insurance policies and work papers in the possession of their respective accountants) with respect to each SIGNAL Company available for inspection by the other party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions of each SIGNAL Company occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of each SIGNAL Company. As used in this Section 7.2, the right of inspection includes the right to make extracts or copies and the right to receive originals of all corporate records. The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party.

         7.3 THIRD PARTY CLAIMS. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in Article 8; provided, that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

         7.4 NON-COMPETITION; NON-SOLICITATION; CONFIDENTIALITY. In consideration of the benefits of this Agreement to Sellers, and in order to induce Purchaser to enter into this Agreement, Sellers hereby covenant and agree as follows:

         7.4.1 from and after the Closing and until the third anniversary of the Closing Date, Sellers and their Affiliates shall not, directly or indirectly, as a partner, stockholder, proprietor, consultant, joint venturer, investor or in any other capacity:

               (a) engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control of, any business or entity anywhere in the United States that provides services to the U.S. Government in the areas of information technology services and information systems services; provided, however, that nothing herein shall prohibit Sellers and their Affiliates from owning, managing, operating, investing in or controlling a business that sells information technology products (including software it develops), and provides installation, configuration and upgrade services in connection therewith, to the U.S. Government, or owning, in the aggregate, not more than five percent (5%) of any class of securities of a publicly traded entity in any of the foregoing lines of business so long as neither Sellers nor any of its Affiliates participates in any way in the management, operation or control of such entity or holding the Notes or other securities of Purchaser;

               (b) hire or solicit to perform services (as an employee, consultant or otherwise) any Persons who are, or within the six (6) month period immediately preceding Sellers' or such Affiliates action were, employees of either SIGNAL Company or take any actions which are intended to persuade any employee of the SIGNAL Companies to terminate his or her association with such SIGNAL Company;

               (c) solicit any customer of either SIGNAL Company to purchase products or services which could be supplied by a SIGNAL Company; and

               (d) from and after the Closing, Sellers and their Affiliates shall keep confidential and not disclose to any other Person or use for their own benefit or the benefit of any other Person, any information regarding either SIGNAL Company and the material terms of this Agreement (including the Purchase Price). The obligation of Sellers and their Affiliates under this subsection (d) shall not apply to information which: (i) is or becomes generally available to the public without breach of the commitment provided for in this subsection
         (d); or (ii) is required to be disclosed by Applicable Law or by a court or tribunal or Governmental Authority; provided, however, that in any such case, Sellers shall notify Purchaser as early as reasonably practicable prior to disclosure to allow Purchaser to take appropriate measures to preserve the confidentiality of such information.

         7.4.2 Sellers acknowledge that, given the nature of the business of the SIGNAL Companies, the covenants contained in this Section 7.4 constitute a material portion of the consideration for the Purchase Price, contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve for the benefit of Purchaser the goodwill of the SIGNAL Companies and to protect the legitimate business interests of Purchaser. If, however, any provision of this Section 7.4 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court and in such action. Sellers agree that Purchaser's remedies at law for any Breach or threat of Breach by Sellers of the provisions of this Section 7.4 will be inadequate, and that Purchaser shall be entitled to an injunction or injunctions, without the necessity for the posting of a bond or other collateral security, to eliminate and prevent Breaches of the provisions of this Section 7.4 and to enforce specifically the terms and provisions hereof.

         7.5 LETTER OF CREDIT. Sellers shall take all steps necessary to maintain and keep in place the Letter of Credit Agreement entered into in conjunction with the judgment in the Proceedings set forth on Section 7.5 of Sellers' Disclosure Schedule, until a final non-appealable judgment in such case is rendered and any amounts payable by SIGNAL in connection therewith are fully satisfied and to pay all amounts owing as they come due related to such judgment.

         7.6 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Shares to Purchaser on the terms herein contained and to otherwise comply with the terms of this Agreement.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 GENERAL. From and after the Closing, the parties shall indemnify each other as provided in this Article 8.

         8.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the indicated meanings:

         8.2.1 "Damages" shall mean all Liabilities, demands, Claims, actions or causes of action, regulatory, legislative or judicial Proceedings or investigations, assessments, levies, losses, fines, penalties, damages (but expressly excluding any punitive, exemplary, special, incidental, consequential damages or lost profit claims made by Purchaser), costs and expenses, including attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense, settlement or investigation of any Third Party Claim, after taking into account any Tax benefits, Tax detriments and insurance proceeds resulting from or related to any of the foregoing;

         8.2.2 "Indemnified Party" shall mean a party hereto who is entitled to indemnification from another party hereto pursuant to this Article 8;

         8.2.3 "Indemnifying Party" shall mean a party hereto who is required to provide indemnification under this Article 8 to another party hereto; and

         8.2.4 "Third Party Claim" shall mean any Proceeding which is initiated or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject.

         8.3 SELLERS' INDEMNIFICATION OBLIGATIONS. Sellers shall, subject to the limitations set forth in Section 8.4, indemnify, save and keep Purchaser, its institutional lenders, each SIGNAL Company and their respective officers, directors, shareholders, successors and permitted assigns (each a "Purchaser Indemnitee" and collectively, the "Purchaser Indemnitees") harmless against and from all Damages sustained or incurred by any Purchaser Indemnitee as a result of or arising out of or by virtue of:

         8.3.1 any Breach of any representation and warranty made by Sellers to Purchaser in Article 2;

         8.3.2 the Breach by Sellers of, or failure of Sellers to comply with, any of the covenants or obligations under this Agreement to be performed by Sellers (including, without limitation, their obligations under this Article
8);

         8.3.3 without being limited by Section 8.3.1 or Section 8.3.2 (and without regard to the fact that any one or more of the items referred to in this
Section 8.3.3 may be disclosed in Sellers' Disclosure Schedule or in any documents included or referred to therein or may be otherwise known to Purchaser prior to or at the date of this Agreement or on the Closing Date), any Proceedings associated with the litigation matters described in Section 8.3.3 of Sellers' Disclosure Schedule;

         8.3.4 without being limited by Section 8.3.1 or Section 8.3.2 (and without regard to the fact that any one or more of the items referred to in this
Section 8.3.4 may be disclosed in Sellers' Disclosure Schedule or in any documents included or referred to therein or may be otherwise known to Purchaser prior to or at the date of this Agreement or on the Closing Date), the suspension, debarment or disqualification based on a finding of non-responsibility for improper business ethics and practices of SIGNAL from bidding for or participation in the award of any Government Contract based solely on acts or omissions by the SIGNAL Companies occurring on or before the Closing Date; and

         8.3.5 without being limited by Section 8.3.1 or Section 8.3.2 (and without regard to the fact that any one or more of the items referred to in this
Section 8.3.5 may be disclosed in Sellers' Disclosure Schedule or in any documents included or referred to therein or may be otherwise known to Purchaser prior to or at the date of this Agreement or on the Closing Date), any Claims brought against Purchaser or either of the SIGNAL Companies by Winslow Remley or Mark Remley for acts or omissions occurring on or before the Closing Date.

         8.4      LIMITATIONS ON SELLERS' INDEMNIFICATION OBLIGATIONS.

         8.4.1 Sellers shall not be liable to the Purchaser Indemnitees with respect to any Claim for indemnification under Section 8.3 unless (i) the amount of Damages resulting from any separate fact, condition or event that constitutes a Breach of a representation or warranty relating to such Claim is in excess of $50,000 ( the "Individual Indemnification Threshold") and (ii) the aggregate amount of Damages relating to Claims meeting the Individual Indemnification

Threshold (but excluding any claims for which the thresholds in this Section
8.4.1 do not apply) is in excess of $1,250,000 (the "Aggregate Indemnification Threshold"). Once the Aggregate Indemnification Threshold has been met, Sellers shall then be liable for all Claims in excess of the Individual Indemnification Threshold excluding such Claims as were aggregated to reach the Aggregate Indemnification Threshold. Notwithstanding the foregoing, Sellers shall be liable for all Claims arising under Sections 8.3.3, 8.3.4 and 8.3.5 and Breaches of Section 2.4.12 and Section 10.5, without regard to the Individual Indemnification Threshold or Aggregate Indemnification Threshold.

         8.4.2 The maximum amount for which Sellers shall be liable to the Purchaser Indemnitees under this Agreement or any Transaction Document, and for the transactions described herein, is $20,000,000 (the "Indemnification Limit"); provided, that, neither Seller shall be liable to the Purchaser Indemnitees, in the aggregate, under this Agreement, and for the transactions described herein, for more than his or her Pro Rata Portion of the Indemnification Limit; and provided, further, that neither Seller shall be liable to any Purchaser Indemnitee with respect to any individual Claim for indemnification under
Section 8.3 for more than his or her Pro Rata Portion of the amount that is finally determined to be due and owing to such Purchaser Indemnitee. Notwithstanding the foregoing, the Indemnification Limit shall not apply to Claims arising under Sections 8.3.3, 8.3.4 and 8.3.5 and Breaches of Section
2.4.12 and Sections 10.1, 10.2 and 10.5, nor shall such Claims be counted toward the Indemnification Limit.

         8.4.3 Sellers' representations and warranties, and Sellers' obligation to indemnify the Purchaser Indemnitees under Section 8.3, shall survive the Closing and will remain in effect until: (i) February 15, 2004 with respect to any failure on the part of Sellers or the SIGNAL Companies to perform any covenants or agreements set forth herein, or any Breach of any of the representations and warranties made in Article 2, other than such representations and warranties specifically identified in the following clause;
(ii) sixty (60) days after the expiration of the applicable federal or state statute of limitations, whichever is longer, with respect to any Breach of any of the representations and warranties made in Sections 2.4 or 2.9 or Damages described in Sections 8.3.3; or (iii) four years and 180 days from the Closing Date with respect to the Damages described in Section 8.3.4. Notwithstanding the foregoing, Sellers' representations and warranties made in Sections 2.2.1, 2.2.10, 2.2.11, 2.4.12, Sellers' covenants in Sections 10.1, 10.2 and 10.5 and
Sellers' obligation to indemnify the Purchaser Indemnities for any Breach of these representations, warranties and covenant under Section 8.3, as well as Sellers' obligation to indemnify the Purchaser Indemnities under Section 8.3.5 shall survive indefinitely.

         8.5 PURCHASER'S INDEMNIFICATION COVENANTS. Purchaser shall indemnify, save and keep Sellers and their successors and assigns ("Sellers Indemnitees") forever harmless against and from all Damages sustained or incurred by any Sellers Indemnitee as a result of or arising out of or by virtue of:

         8.5.1 any Breach of any representation and warranty made by Purchaser to Sellers in Article 3 or in any Transaction Document delivered to Sellers in connection herewith; or

         8.5.2 any Breach by Purchaser of, or failure by Purchaser to comply with, any of the covenants or obligations under this Agreement or in any Transaction Document to be performed by Purchaser (including, without limitation, its obligations under this Article 8).

         8.6 COOPERATION. Subject to the provisions of Sections 8.8 and 8.9, the Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

         8.7 SUBROGATION. The Indemnifying Party shall not be entitled to require that any action be brought against any other Person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully defended against the Third Party Claim for which indemnification is sought.

         8.8 THIRD PARTY CLAIMS OTHER THAN TAXES. Promptly following the receipt of written notice of a Third Party Claim, other than a Third Party Claim with respect to Taxes (as to which Section 8.9 will apply), the party receiving the notice of the Third Party Claim shall (a) notify the other party of its existence and (b) if the party giving such notice is an Indemnified Party, specifying, to the extent then known, the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. The Indemnified Party may, upon reasonable notice, tender the defense of a Third Party Claim to the Indemnifying Party. If:

                  (a) the defense of a Third Party Claim is so tendered and within thirty (30) days thereafter such tender is accepted without qualification by the Indemnifying Party; or

                  (b) within thirty (30) days after the date on which written notice of a Third Party Claim has been given pursuant to this
         Section 8.8, the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification its obligation to provide full and complete indemnity as provided in this Article 8 and assume the defense of the Third Party Claim;

then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at the Indemnified Party's expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest and defend the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable; provided, that at least five (5) days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnified Party and the Indemnified Party shall have consented thereto, which consent shall not be unreasonably withheld. All expenses (including without limitation attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability or wrongdoing to the Indemnified Party or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or Proceeding with prejudice. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this
Article 8 shall relieve it of such obligations to the extent they exist. If the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section 8.8, or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable; provided, that, the Indemnified Party will not settle such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If, pursuant to this Section 8.8, the Indemnified Party so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses. Notwithstanding any other provision of this Agreement to the contrary, Sellers shall, in their sole and absolute discretion, have the right to contest, defend, litigate and settle the Proceedings set forth in Section 8.3.3 of Sellers' Disclosure Schedule.

         8.9 CLAIMS INVOLVING TAXES. The party ultimately responsible for any Tax under this Agreement shall control audits and disputes or portions thereof related to such Taxes (including action taken to pay, compromise or settle such Taxes); provided, however, that (i) Sellers shall control all audits and disputes (including all action taken to pay, compromise or settle such audits and disputes) related to Tax periods of the SIGNAL Companies ending on or before the Closing Date, and (ii) Sellers and Purchaser shall jointly control, in good faith with each other, audits and disputes relating to a taxable period of the SIGNAL Companies that includes but does not end on the Closing Date. Notwithstanding the foregoing, (x) neither Sellers nor the SIGNAL Companies shall enter into any closing agreement (as defined in Section 7121 of the Code, or any comparable provisions of state, county, local or foreign law) which is binding on Purchaser or the SIGNAL Companies for any taxable period ending after the Closing Date, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed; (y) neither Sellers nor the SIGNAL Companies shall agree to any settlement concerning Taxes for any taxable period ending on or before the Closing Date, which settlement would result in an increase in Taxes of the SIGNAL Companies or Purchaser for any taxable period ending after the Closing Date, without the prior written consent of Purchaser, which written consent shall not be unreasonably withheld or delayed and (z) neither Purchaser nor either of the SIGNAL Companies shall agree to any settlement concerning Taxes that would result in an increase in Taxes, which Sellers would be required to pay (taking into account their indemnification obligations hereunder), without prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed. Reasonable out of pocket expenses with respect to such audits and disputes shall be borne by Sellers and Purchaser in proportion to their responsibility for the Taxes at issue in the audit and dispute as set forth in this Agreement. Except as otherwise provided by this Agreement, the non-controlling party shall be afforded a reasonable opportunity to participate in such proceedings at its own expense. Any party who receives any notice of a pending or threatened Tax audit, assessment, or adjustment against or with respect to a SIGNAL Company, Purchaser or Sellers which may give rise to liability of any other party hereto to a Tax authority or under this Agreement, shall promptly notify the other parties hereto within ten (10) business days of the receipt of such notice.

         8.10 CHARACTERIZATION OF INDEMNITY PAYMENTS. Purchaser and Sellers agree to treat any payment made by Sellers hereunder to Purchaser as an adjustment to the Purchase Price. However, in the event that it is finally determined that any such payment constitutes taxable gain or income to Purchaser or a SIGNAL Company, such payment shall be increased so that the payee receives, on an after-Tax basis, the amount which would have been received had the payment not resulted in taxable gain or income, subject to the limitations set forth in
Section 8.4.

         8.11 EXCLUSIVE REMEDY. Except for the remedies expressly provided in Sections 4.4.3 and 9.5, and Proceedings for Breaches of the covenants and agreements set forth in Article 7, the remedies set forth in this Article 8 shall be the sole remedies for (i) a Breach by any party of the representations, warranties, covenants and agreements made by such party in this Agreement and
(ii) any other Claim in connection with the transactions contemplated hereby other than fraud claims.

                                   ARTICLE 9
                              EFFECT OF TERMINATION

         9.1 GENERAL. The parties shall have the rights and remedies with respect to the termination and/or enforcement of this Agreement which are set forth in this Article 9.

         9.2 RIGHT TO TERMINATE. Anything to the contrary herein notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

         9.2.1    by the mutual written consent of Purchaser and Sellers;

         9.2.2 by prompt notice given in accordance with Section 12.2 by either of the parties if the Closing shall not have occurred at or before 11:59 p.m. on November 15, 2002;

         9.2.3 by Purchaser if any condition in Section 5.2 (other than Section 5.2.8) has not been satisfied as of the date specified for Closing and if satisfaction of such a condition by November 15, 2002 is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before such date; or

         9.2.4 by Sellers if any condition in Section 5.1 has not been satisfied as of the date specified for Closing and if satisfaction of such a condition by November 15, 2002 is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before such date.

         9.3 CERTAIN EFFECTS OF TERMINATION. In the event of the termination of this Agreement by either Sellers or Purchaser as provided in
Section 9.2:


         9.3.1 Purchaser's right of access pursuant to Section 4.2.1 shall terminate and each party, if so requested by the other party, will use commercially reasonable efforts to return promptly every document furnished to it by the other party (or any subsidiary, division, associate or Affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use its commercially reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; and

         9.3.2 all information received by any party hereto with respect to the business of the other party hereto or their respective subsidiaries, divisions, Affiliates or associates (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any Governmental Authority) shall not, unless otherwise required by law, at any time be disclosed to third parties by, such party for any reason whatsoever.

         This Section 9.3, Sections 4.4 and 9.5 and Article 8 and Article 12 shall survive any termination of this Agreement.

         9.4      REMEDIES. Notwithstanding any termination right granted in
Section 9.2, in the event of the non-fulfillment of any condition to a party's closing obligations, such party may elect to do one of the following:

         9.4.1 proceed to close despite the non-fulfillment of any closing condition, it being understood that consummation of the Closing shall be deemed a waiver of a Breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto; or

         9.4.2    decline to close, terminate this Agreement as provided in
Section 9.2, and thereafter seek damages to the extent permitted in Section 9.5.

         9.5      RIGHT TO DAMAGES. If this Agreement is terminated pursuant to
Section 9.2, neither party hereto shall have any claim hereunder against the other except if the circumstances giving rise to such termination were caused either by the other party's Breach of this Agreement, or by any of the representations and warranties contained in Article 2 by such other party being in a material respect incorrect when made, in which event termination shall not be deemed or construed as waiving, limiting or denying any legal or equitable right or remedy of said party, and said party shall also be entitled to recover, without limitation, its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees). Notwithstanding the foregoing, if this Agreement is terminated and Purchaser has been unable to obtain financing to complete the transaction and the conditions in Sections 5.2.1, 5.2.3, 5.2.5 and 5.2.7 have been met (or in the case of Section 5.2.1, can be delivered immediately upon the request of Purchaser), then Purchaser shall be unconditionally obligated to pay SIGNAL, on or before the date that is ten days after the date on which this Agreement is terminated, $4,400,000 in cash, as liquidated damages and not as a penalty. In the event Purchaser obtains financing for the transaction prior to Sellers' satisfaction of the condition set forth in Section 5.2.5 and such financing subsequently becomes unavailable before the condition in Section 5.2.5 is satisfied, then Purchaser shall have no obligation to make the payment referred in this Section 9.5. The foregoing shall be deemed to be the exclusive remedy for any failure of Purchaser to close because Purchaser is unable to satisfy the condition set forth in Section 5.2.8.

                                   ARTICLE 10
                                   TAX MATTERS

         10.1 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Purchaser shall prepare or cause to be prepared, on a basis consistent with prior Tax Returns, and timely file or cause to be timely filed all Tax Returns for the SIGNAL Companies for all Tax periods ending on or prior to the Closing Date which are required to be filed on or after the Closing Date. Purchaser shall permit Sellers to review such Tax Returns not less than thirty (30) days prior to the filing of such Tax Returns and Purchaser shall make or cause to be made such revisions to such Tax Returns as are reasonably requested by Sellers and shall cause such Tax Returns to be filed as so revised. For this purpose, any such requested revision that is not inconsistent with prior practice and that would not subject any SIGNAL Company or Tax Return preparer to penalties shall be deemed reasonable. Purchaser shall timely pay or cause each SIGNAL Company to timely pay all Taxes reflected as being payable by such SIGNAL Company on any such Tax Return and Sellers shall indemnify the applicable SIGNAL Company within fifteen (15) days after the later of (i) payment by Purchaser or the SIGNAL Companies of such Taxes and (ii) Sellers' receipt of notice that such Taxes have been paid, to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown in the Financial Statements as adjusted for operations and transactions in the ordinary course of business since the ending date of such Financial Statements through the Closing Date in accordance with past practice.

         10.2 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Purchaser shall prepare or cause to be prepared, on a basis consistent with prior Tax Returns, and timely file or cause to be timely filed all Tax Returns of the SIGNAL Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Purchaser shall permit Sellers to review such Tax Returns not less than thirty (30) days prior to filing such Tax Returns and Purchaser shall make or cause to be made such revisions to such Tax Returns as are reasonably requested by Sellers but only to the extent that positions taken on such Tax Returns adversely affect Sellers (taking into account the indemnity rights and obligations hereunder) and shall cause such Tax Returns to be filed as so revised. Purchaser shall timely pay or cause each SIGNAL Company to timely pay all Taxes reflected as being payable by such SIGNAL Company on any such Tax Return and Sellers shall indemnify the SIGNAL Companies within fifteen
(15) days after the later of (i) the date on which such Taxes are paid and (ii) Sellers' receipt of notice that such Taxes have been paid an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown in the Financial Statements as adjusted for operations and transactions in the ordinary course of business since the ending date of such Financial Statements in accordance with past practice. For purposes of this Section 10.2, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the SIGNAL Companies.

         10.3     COOPERATION ON TAX MATTERS.

         10.3.1 Purchaser and the SIGNAL Companies, on the one hand, and Sellers, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing and amending of Tax Returns pursuant to this Agreement or otherwise and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser, the SIGNAL Companies and Sellers agree
(i) to retain all books and records with respect to Tax matters pertinent to the SIGNAL Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Purchaser, the SIGNAL Companies or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

         10.3.2 Purchaser and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         10.3.3 Purchaser and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

         10.4 TAX SHARING AGREEMENTS. All Tax indemnity, Tax sharing or Tax allocation agreements for any Tax on or related to income under which the SIGNAL Companies would have liability shall be terminated as of the Closing Date (other than any agreements set forth on

Section 10.4 of Sellers' Disclosure Schedule) and, after the Closing Date, Purchaser and the SIGNAL Companies shall not be bound thereby or have any liability thereunder.

         10.5     SECTION 338(h)(10) ELECTION.

         10.5.1 At Purchaser's option, Sellers will join with Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the Shares hereunder. Sellers and Purchaser shall provide to the other all necessary information to permit the Section 338(h)(10) Election to be made. Sellers and Purchaser shall, as promptly as practicable, take all actions necessary or appropriate (including filing IRS Form 8023 and other such forms, returns, elections, schedules, attachments and other documents as may be required) to effect and preserve a timely Section 338(h)(10) Election.

         10.5.2 Sellers shall include in their individual Tax Returns all items of income, gain, loss and deduction and any other tax item resulting from the Section 338(h)(10) Election, or any election under state, local, or foreign law similar to the election available under Section 338(g) of the Code, to the extent required by Applicable Law. To the extent that a SIGNAL Company is required to pay any Tax attributable to the making of the Section 338(h)(10) Election (including any Tax imposed under Section 1374 of the Code), or any election under state, local, or foreign law similar to the election available under Section 338(g) of the Code, Purchaser shall timely pay or cause such SIGNAL Company to timely pay all such Taxes and Sellers shall indemnify such SIGNAL Company within fifteen (15) days after the later of (i) payment by Purchaser or the SIGNAL Companies of such Taxes and (ii) Sellers' consent of notice that such Taxes have been paid.

         10.5.3 In connection with the Section 338(h)(10) Election, the aggregate of the Purchase Price and the liabilities of the SIGNAL Companies (plus other relevant items) shall be allocated to the assets of the SIGNAL Companies for Tax purposes in a manner consistent with the allocations to be agreed by Purchaser and Sellers on or prior to the Closing Date, which allocations will be made in accordance with Section 338 and Section 1060 of the Code as applicable (collectively, the "Section 338 Allocations"). Purchaser and Sellers will calculate the gain or loss, if any, in a manner consistent with the
Section 338 Allocations, and Purchaser and Sellers will not take any position inconsistent with the Section 338 Allocations in any Tax Return.

         10.5.4 With respect to any Tax period of any SIGNAL Company for which Sellers would be adversely affected by a Tax election or any amendment to a SIGNAL Company Tax Return, Purchaser shall not cause or permit such SIGNAL Company to (i) make any material election with respect to Taxes, or (ii) amend a Tax Return, in each case, without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE 11
                                   DEFINITIONS

         11.1 INDEX OF DEFINITIONS. The following terms are defined in the following sections of this Agreement:

            Defined Term                                          Section
Acquisition Proposal                                    Section 4.4.1(a)
Aggregate Indemnification Threshold                     Section 8.4.1
Agreement                                               Preamble
Audited Financial Statements                            Section 2.3.2
Benefit Plan                                            Section 2.7.1(a)
Business                                                Recitals
CERCLA                                                  Section 2.9.6
Closing                                                 Section 1.4
Closing Date                                            Section 1.4
Code                                                    Section 2.4.1(c)
Competing Transaction                                   Section 4.4.1(b)
Damages                                                 Section 8.2.1
DOJ                                                     Section 2.13.2
Employee Benefit Plan                                   Section 2.7.1(a)
Environmental Claim                                     Section 2.9.10(a)
Environmental Laws                                      Section 2.9.10(c)
Environmental Permits                                   Section 2.9.10(c)
ERISA                                                   Section 2.7.1(a)
ERISA Affiliate                                         Section 2.7.1(a)
Excluded Transaction                                    Section 4.4.1(c)
Financial Statements                                    Section 2.3.2
FTC                                                     Section 4.3.1
Funded Customer Backlog                                 Section 2.3.5
Hazardous Substances                                    Section 2.9.10(d)
Individual Indemnification Threshold                    Section 8.4.1
Indemnification Limit                                   Section 8.4.2
Indemnified Party                                       Section 8.2.2
Indemnifying Party                                      Section 8.2.3
Initial Cash Payment                                    Section 1.2.1
Intellectual Property                                   Section 2.10.11
Intellectual Property Licenses                          Section 2.10.5
Interim Balance Sheet                                   Section 2.3.2
IP addresses                                            Section 2.10.11
IRS                                                     Section 2.7.1(a)(ii)
Leased Real Property                                    Section 2.11.2
LLC Interests                                           Recitals
Multiemployer Plan                                      Section 2.7.1(a)
Note Agreement                                          Section 1.2.2
Notes                                                   Section 1.2.2
Officer Bonus Amounts                                   Section 1.2.3

Officers                                               Section 1.2.3
PBGC                                                   Section 2.7.1(e)
PCBs                                                   Section 2.9.10(d)
Plan                                                   Section 2.7.1(a)
Pro Rata Portion                                       Section 1.2.5
Purchase Price                                         Section 1.1
Purchaser                                              Preamble
Purchaser's Disclosure Schedule                        Section 3.1
Purchaser Indemnitee                                   Section 8.3
Purchaser Public Reports                               Section 3.8
Release                                                Section 2.9.10(e)
Remedial Action                                        Section 2.9.10(f)
Removal                                                Section 2.9.10(f)
Response                                               Section 2.9.10(f)
SARA                                                   Section 2.9.10(e)
Section 338 Allocations                                Section 10.5.3
Section 338(h)(10) Election                            Section 10.5.1
Securities Act                                         Section 2.13.5
Sellers                                                Preamble
Sellers' Disclosure Schedule                           Section 2.1
Sellers Indemnitees                                    Section 8.5
Senior Covenants                                       Section 1.2.2
Shares                                                 Recitals
SIGNAL                                                 Preamble
SIGNAL Companies                                       Recitals
SIGNAL LLC                                             Recitals
Software                                               Section 2.10.11
Tax Returns                                            Section 2.4.1(b)
Taxes                                                  Section 2.4.1(a)
Third Party Claim                                      Section 8.2.4
Unaudited Financial Statements                         Section 2.3.2
Welfare Plan                                           Section 2.7.1(a)

         11.2     OTHER DEFINITIONS.

         The following terms shall have the following defined meanings when used in this Agreement (terms defined in the singular having a correlative meaning when used in the plural and vice versa):

         11.2.1 "Affiliate" means any Person which controls a party to this Agreement or either SIGNAL Company, which that party or either SIGNAL Company controls, or which is under common control with that party or either SIGNAL Company. For purposes of the preceding sentence, the term "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise.

         11.2.2 "Applicable Law" means all statutes, laws, rules, common law, regulations and ordinances that apply to or govern a matter.

         11.2.3 "Approvals" means all licenses, permits, consents, approvals and authorizations of, and all filings, registrations and agreements with, any Governmental Authority or court (federal, state, local or foreign), including without limitation all export control licenses and approvals applicable to dealings with foreign persons and entities.

         11.2.4 "Breach" means any breach of Contract, breach of warranty, tort or infringement and any related Claim.

         11.2.5 "Claims" means all options, proxies, voting trusts, voting agreements, Judgments, pledges, charges, escrows, rights of first refusal or first offer or other pre-emptive rights, claims, transfer restrictions, Liens, equities, and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise.

         11.2.6 "Contract" means each contract, agreement, commitment, undertaking, purchase order, lease, sublease, indenture, debenture, instrument, note, Security Document, or other similar obligation or document, written or oral, including, without limitation, all contracts and policies of insurance.

         11.2.7 "Cost Accounting Standards" means regulations promulgated by the Cost Accounting Standards Board set forth at 48 C.F.R. Section 9901.301 et. seq. and any guidance, interpretations, or preambles to those regulations published by the Cost Accounting Standards Board in the Federal Register.

         11.2.8 "Equipment" means all furniture, fixtures, vehicles, machinery, equipment, aircraft, vessels, tools, dies, molds, jigs, computer hardware and other tangible personal property (other than Inventory).

         11.2.9 "Governmental Authority" shall mean any nation or government, any state or other instrumentality or political subdivision thereof, and any entity exercising executive, legislative, judicial, military, regulatory or administrative functions of or pertaining to government.

         11.2.10 "Government Bid" means a bid, tender or proposal which, if accepted, would result in a Government Contract.

         11.2.11 "Government Contract" means any Contract, including an individual task order or delivery order under a broader agreement, between either SIGNAL Company and (a) the U.S. Government, (b) any prime contractor to the U.S. Government, or (c) any subcontractor at any tier, with respect to any Contract described in clauses (a) or (b) including any closed Contract or subcontract as to which the right of the U.S. Government to review, audit or investigate has not expired under Applicable Law.

         11.2.12 "Government-Furnished Property" shall mean all machinery, Equipment, tools, dies, spare parts and all other personal property and fixtures loaned, bailed or otherwise furnished by the U.S. Government to either SIGNAL Company pursuant to Government Contracts.

         11.2.13 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder.

         11.2.14 "HSR Clearance" means that Purchaser and Sellers shall have duly filed a Notification and Report for Certain Mergers and Acquisitions under the HSR Act with respect to the transactions contemplated by this Agreement, together with all related documents and information, and any applicable waiting period under the HSR Act shall have expired or been terminated.

         11.2.15 "Inventory" means raw materials, work in process and finished goods held for sale.

         11.2.16 "Judgment" means any order, writ, award, injunction, judgment or decree of any court, Governmental Authority or arbitral tribunal.

         11.2.17 "Liability" means any indebtedness, obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by U.S. GAAP to be provided for or reserved against on a balance sheet or disclosed in the notes thereto.

         11.2.18 "Lien" means any security interest, lien, charge, hypothecation or encumbrance of any kind.

         11.2.19 "Line of Credit" means the Financing and Security Agreement dated December 27, 2001 by and between SIGNAL Corporation, SIGNAL Services, LLC and Bank of America.

         11.2.20 "Material Adverse Effect" means, when used with respect to any Person, any event, change or effect which is materially adverse to the financial condition, operations, business as currently conducted, assets, liabilities, or results of operations of such Person, taken as a whole, but shall not include any events, effects or changes that (a) are generally applicable in the United States economy, the industry in which the referenced Person operates, or the United States securities markets (provided that such events, effects or changes do not affect such Person in a disproportionate manner) or (b) arise from or are related to the announcement or pendency of the transactions contemplated hereby.

         11.2.21 "Permitted Liens" means (a) statutory Liens for Taxes not yet due, (b) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due, (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (d) Liens securing rental payments under capital lease arrangements, and (e) such other encumbrances (including without limitation, covenants, conditions, restrictions, rights of way and encroachments) or imperfections in or failure of title which would not, individually or in the aggregate, reasonably be expected to result in a material reduction in the value of the asset affected by such encumbrances.

         11.2.22 "Person" means any individual, corporation, general or limited partnership, company, limited liability company or other entity, trust, estate or other legal person, or any Governmental Authority.

         11.2.23 "Proceeding" means any litigation, suit, action, claim, proceeding or investigation before any court, Governmental Authority or arbitral tribunal.

         11.2.24 "Related Party" means Sellers and any Affiliate of Sellers or either SIGNAL Company, any present or former known spouse, ancestor or descendant of any of the aforementioned persons, or any trust or other similar entity for the benefit of any of the foregoing persons.

         11.2.25 "Remley Notes" means, collectively, the (a) Subordinated Two Year Promissory Note, dated January 4, 2002, in the principal amount of $13,000,000, issued by SIGNAL to Mark Remley, (b) Subordinated Two Year Promissory Note, dated January 4, 2002, in the principal amount of $13,000,000, issued by SIGNAL to Winslow Remley, (c) Subordinated Eight Year Promissory Note, dated January 4, 2002, in the principal amount of $13,000,000, issued by SIGNAL to Mark Remley and (d) Subordinated Eight Year Promissory Note, dated January 4, 2002, in the principal amount of $13,000,000, issued by SIGNAL to Winslow Remley.

         11.2.26 "Restriction" means, to the extent they apply to any Person, all terms, conditions and provisions of any articles of incorporation or association, bylaws, other organizational documents, Applicable Law, Judgments, and Contracts that bind or effect such Person or any of its assets or property.

         11.2.27 "Security Document" means each mortgage, security agreement, trust deed, chattel mortgage, financing statement, hypothecation, pledge agreement or other agreement, document or instrument which creates a Lien.

         11.2.28 "Significant Customer" means any customer of a SIGNAL Company with which such SIGNAL Company has Contracts in excess of $10,000,000 in value in the aggregate.

         11.2.29 "Significant Supplier" means any supplier of a SIGNAL Company from whom such SIGNAL Company has purchased $2,000,000 or more of goods or services during either of years ended December 31, 2000 or 2001 for use in such SIGNAL Company's business.

         11.2.30 "Transaction Documents" means this Agreement and each other agreement, document or instrument to be executed and delivered by Purchaser or Sellers in order to effectuate the transactions contemplated by this Agreement.

         11.2.31 "U.S. GAAP" means United States generally accepted accounting principles.

         11.2.32 "U.S. Government" means the government of the United States of America, including all of its executive, legislative, judicial, military, regulatory and administrative agencies, bureaus, departments and other instrumentalities.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 PUBLICITY. Except as otherwise required by law or applicable stock exchange rules, press releases and other publicity concerning this transaction shall be made only with the prior agreement of Sellers and Purchaser. Sellers and Purchaser shall use reasonable efforts to consult and agree with each other with respect to the content of any such required press release or other publicity. Except as otherwise required by Applicable Law or applicable stock exchange rules, no such press releases or other publicity shall state the amount of the Purchase Price.

         12.2 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices shall be deemed given when received. All notices shall be addressed as follows:

       If to Sellers:

       Roger Mody
       8312 Woodlea Mill Rod
       McLean, VA  22102
       Phone:  (703) 790-9040
       Fax:  (703) 790-9230

       And

       Lori Mody
       6508 Burke Woods Drive
       Burke, VA  22015
       Phone:  (703) 978-9195
       Fax:  (703) 978-9826

       with a copy to:

       Craig E. Chason
       Shaw Pittman LLP
       1650 Tysons Blvd., Suite 1400
       McLean, VA 22102
       Phone: (703) 770-7947
       Fax: (703) 770-7901

       If to Purchaser:

       Veridian Corporation
       1200 South Hayes Street, Suite 1100
       Arlington, VA 22202-5000
       Attention: Jerald S. Howe, Jr., Senior Vice President & General Counsel
       Phone: (703) 575-3100
       Fax: (703) 575-3200
         with copies to:

         James V. Baird
         Andrews & Kurth L.L.P.
         600 Travis, Suite 4200
         Houston, TX 77002
         Phone: (713) 220-444
         Fax: (713) 238-7120

         and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12.2.

         12.3 EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall be responsible for all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses; provided, however, that in the event of termination of this Agreement for any reason, Sellers shall reimburse Purchaser for fifty percent (50%) of the statutory filing fee payable under the HSR Act in connection with the filing thereunder.

         12.4 ENTIRE AGREEMENT. This Agreement, the other Transaction Documents and the instruments to be delivered by the parties pursuant to the provisions hereof and thereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each exhibit, schedule, Sellers' Disclosure Schedule and Purchaser's Disclosure Schedule shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions, to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

         12.5 NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any Breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A Breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

         12.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         12.7 SEVERABILITY. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         12.8 APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Delaware.

         12.9 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         12.10 ASSIGNABILITY. This Agreement shall not be assignable by either party without the prior written consent of the other party, except that at or prior to the Closing, Purchaser may assign its rights and delegate its duties under this Agreement to a subsidiary corporation and may assign its rights under this Agreement to its lenders for collateral security purposes, and after the Closing, Purchaser may assign its rights and delegate its duties under this Agreement to any third party, including, without limitation, full or partial assignments of claims and rights under Section 8.3. No such assignment shall relieve Purchaser of any of its liabilities under this Agreement.

         12.11 AMENDMENTS. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

         12.12 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                         SELLERS:

                                         /s/ ROGER MODY
                                         --------------------------------------
                                         ROGER MODY

                                         /s/ LORI MODY
                                         --------------------------------------
                                         LORI MODY


                                         SIGNAL CORPORATION

                                         By:       /s/ Roger Mody
                                                  ----------------------------
                                         Name:     Roger Mody
                                                  ----------------------------
                                         Title:    Chairman, President & CEO
                                                  ----------------------------

                                         PURCHASER:

                                         VERIDIAN CORPORATION

                                         By:       /s/ David H. Langstaff
                                                  -----------------------------
                                         Name:     David H. Langstaff
                                                  -----------------------------
                                         Title:    President & CEO
                                                  -----------------------------

               EXHIBITS AND SCHEDULES TO STOCK PURCHASE AGREEMENT



Exhibits

1.2.2                      Note Agreement

1.2.3                      Officer Bonus Amounts

5.1.4                      Opinion of Andrews & Kurth L.L.P.

5.2.4                      Opinion of Shaw Pittman LLP

6.2.8                      Side Letter

6.3.5                      Closing Certificate



Sellers' Disclosure Schedule

Section 1.2.4              Transaction Fees

Section 2.2.2              Government Approval

Section 2.2.3              Conflicts

Section 2.2.5              Jurisdictions of Incorporation or Organization

Section 2.2.6              Foreign Qualifications

Section 2.2.10             Capitalization of SIGNAL Corporation

Section 2.2.11             Membership Interests

Section 2.3.2              Financial Statements

Section 2.3.5              Funded Customer Backlog

Section 2.3.6(f)           Liabilities

Section 2.3.7              Uncompleted Contracts

Section 2.3.8              Liens

Section 2.3.9              Insurance

Section 2.3.10             Accounts

Section 2.3.11             Related Party Transactions

Section 2.4.2              Tax Matters

Section 2.4.3 Tax Deficiencies, Liens and Issues Raised in Connection with Tax Returns

Section 2.4.5              Tax Sharing

Section 2.4.6              Affiliated Groups

Section 2.4.11             Reserves for Tax Liabilities

Section 2.5.1              Conduct of Business

Section 2.5.2              Alteration or Termination of Business Relationship

Section 2.6.2              Contracts

Section 2.6.4              Approvals

Section 2.7                Employee Claims

Section 2.7.1              Benefit Plans

Section 2.7.2 (b)          Employees

Section 2.8.1              Litigation

Section 2.9.9              Environmental Matters

Section 2.10.1             Intellectual Property

Section 2.11.2             Leased Real Property

Section 2.12.1             Government Contracts

Section 2.12.10            Security Clearances

Section 2.12.13            Government-Furnished Property

Section 2.12.16            Audits

Section 2.14.1             Personal Property

Section 2.14.5             Brokers' and Finders' Fees

Section 4.2.5              Authorized Changes

Section 7.5                Certain Proceedings

Section 8.3.3              Certain Litigation Matters


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Section 10.4               Certain Agreements

Purchaser's Disclosure Schedule

Section 3.3.2              Consents